UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.  )
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Assisted Living Concepts, Inc.

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ASSISTED LIVING CONCEPTS, INC.
W140 N8981 Lilly Road
Menomonee Falls, Wisconsin 53051
NOTICE OF ANNUAL MEETING
PROXY STATEMENT

ASSISTED LIVING CONCEPTS, INC.
W140 N8981 Lilly Road
Menomonee Falls, Wisconsin 53051

ASSISTED LIVING CONCEPTS, INC.
W140 N8981 Lilly Road
Menomonee Falls, Wisconsin 53051
(262) 257-8888
NOTICE OF ANNUAL MEETING
     The annual meeting of stockholders of Assisted Living Concepts, Inc. (“ALC”) will be held at W140 N8981 Lilly Road, Menomonee Falls, Wisconsin on Monday, May 5, 2008 at 4:00 p.m. central time for the following purposes:
1.	To elect nine persons to the corporation’s Board of Directors;

2.	To consider and act upon a proposal to approve amendments to and the restatement of ALC’s Amended and Restated Articles of Incorporation;

3.	To consider and act upon a proposal to approve the 2006 Omnibus Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

4.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.
     Stockholders of record of ALC’s Class A Common Stock and Class B Common Stock at the close of business on March 21, 2008 are entitled to notice of and to vote at the annual meeting and any adjournments or postponements of the annual meeting. A list of stockholders entitled to vote will be available at the annual meeting for inspection by any stockholder for any purpose germane to the annual meeting.
     Whether or not you plan to attend the annual meeting, please take the time to vote your shares by promptly completing, signing, dating and mailing the proxy card in the postage-paid envelope provided (or, if applicable, by following the instructions supplied to you by your bank or brokerage firm for voting by telephone or via the Internet).

By Order of the Board of Directors,

Eric B. Fonstad
Senior Vice President, General Counsel and
Secretary
Menomonee Falls, Wisconsin
April 7, 2008

ASSISTED LIVING CONCEPTS, INC.
W140 N8981 Lilly Road
Menomonee Falls, Wisconsin 53051
(262) 257-8888
PROXY STATEMENT
INTRODUCTION
     This proxy statement is furnished beginning on or about April 7, 2008 in connection with the solicitation of proxies by the Board of Directors of Assisted Living Concepts, Inc. (“ALC”), a Nevada corporation, for use at the annual meeting of stockholders to be held at W140 N8981 Lilly Road, Menomonee Falls, Wisconsin on Monday, May 5, 2008 at 4:00 p.m. central time and at any adjournments or postponements of the annual meeting.
     On November 10, 2006, ALC became an independent, publicly traded company with its Class A Common Stock listed on the New York Stock Exchange when the separation of ALC from its parent company, Extendicare Inc., pursuant to a distribution of ALC’s Class A and Class B common stock to the holders of Extendicare Inc. subordinate and multiple voting shares, was effected pursuant to a Plan of Arrangement filed with and approved by the Ontario Supreme Court of Justice. Extendicare Inc. was then converted to Extendicare REIT, a Canadian Real Estate Investment Trust.
Proxies
     Properly signed and dated proxies received by ALC’s Secretary prior to or at the annual meeting will be voted as instructed on the proxies or, in the absence of such instruction, FOR the election to the Board of Directors of the persons nominated by the Board, FOR the proposal to approve amendments to and the restatement of the Amended and Restated Articles of Incorporation (the “Articles”), FOR the proposal to approve the 2006 Omnibus Incentive Compensation Plan, and in accordance with the best judgment of the persons named in the proxy on any other matters which may properly come before the annual meeting.
     The Board of Directors has appointed an officer of Computershare Trust Company, Inc., transfer agent for ALC’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), and ALC’s Class B common stock, par value $0.01 per share (“Class B Common Stock”), to act as an independent inspector at the annual meeting.
Record Date, Class A and Class B Shares Outstanding, and Voting
     Stockholders of record of either Class A or Class B Common Stock at the close of business on the record date, March 21, 2008, are entitled to vote on all matters presented at the annual meeting. In addition, stockholders of record of Class B Common Stock vote separately as a class on certain of the proposed amendments to the Articles. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes. As of the record date, there were 54,623,126 shares outstanding of Class A Common Stock and 8,722,848 shares outstanding of Class B Common Stock.
     Holders of a majority in total voting power of Class A Common Stock and Class B Common Stock entitled to vote at the annual meeting, voting together without regard to class and represented in person or by proxy, constitute a quorum. Under ALC’s bylaws, if a quorum is present, the election of directors is decided by a plurality of the votes cast. For this purpose, “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares not voted at the annual meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors (assuming a quorum is present).
     Under ALC’s Articles and Nevada law, the affirmative vote of the holders of a majority of the total voting power of the shares of Class A Common Stock and Class B Common Stock entitled to vote at the annual meeting, voting together without regard to class, and the affirmative vote of the holders of a majority of the voting power of the shares of Class B Common Stock entitled to vote at the annual meeting, voting separately as a class, are required to approve the proposal to approve amendments to and the restatement of the Articles. Abstentions, broker non-votes and shares that are not represented at the annual meeting will have the effect of votes cast against the proposal.
     Under ALC’s bylaws, if a quorum is present, the approval of the 2006 Omnibus Incentive Compensation Plan is decided by the affirmative vote of the holders of at least a majority of the total number of votes cast. Since abstentions and broker non-votes are not considered votes cast, they will not have an effect on the voting for this proposal.
     The independent inspector will count the votes. Abstentions are considered as shares represented and entitled to vote. Broker or nominee “non-votes” on a matter are not considered as shares represented and entitled to vote on that matter, but do count toward the quorum requirement.
     If less than a majority of voting power of either the Class A Common Stock and the Class B Common Stock voting together without regard to class is represented at the annual meeting, the chairman of the meeting or holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the annual meeting from time to time without further notice.
     If your shares are registered in your name, you may vote them by completing and signing the accompanying proxy card and returning it in the enclosed envelope before the annual meeting.
     If your shares are registered in the name of a bank or brokerage firm (“street name”), you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. (formerly ADP Investor Communication Services) online program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your voting form will provide instructions.
     Telephone and Internet voting procedures, if available, are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that their instructions have been properly recorded. Stockholders voting via the Internet should understand that there might be costs that they must bear associated with electronic access, such as usage charges from Internet access providers and telephone companies.
     Written ballots will be available from ALC’s Secretary before the annual meeting commences. A stockholder whose shares are held in the name of a bank, broker or other holder of record must obtain a proxy, executed in such stockholder’s favor, from the record holder in order for such stockholder to vote such shares in person at the annual meeting. Stockholders who send in their proxy cards and also attend the annual meeting do not need to vote again unless they wish to revoke their proxies.
     Any stockholder (other than stockholders holding shares in “street name”) giving a proxy may revoke it at any time before it is exercised by delivering notice of such revocation to ALC’s Secretary in open meeting or in writing by filing with ALC’s Secretary either a notice of revocation or a duly executed proxy bearing a later date. Presence at the annual meeting by a stockholder who has returned a proxy does not itself revoke the proxy. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian.
PROPOSAL 1: ELECTION OF DIRECTORS
     The following table shows certain information, including principal occupation and recent business experience, for each of the individuals nominated by the Board of Directors for election at the annual meeting. All of the nominees are presently ALC directors whose current terms expire in 2008 and who have been nominated to serve as directors until the 2009 annual meeting and until their respective successors are elected and qualified.
     If any of the nominees becomes unable or unwilling to serve, then the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

		Director
Name		Since
Laurie A. Bebo	President and Chief Executive Officer of ALC since 2006. From 1999 to 2006, Ms. Bebo held a variety of management positions with Extendicare Health Services, Inc., including: Vice President Sales & Marketing; Vice President Assisted Living Operations; Area Vice President Wisconsin/Minnesota; and Area Vice President Ohio. From 1995 to 1999, Ms. Bebo was employed by Living Centers of America (Amerra & Mariner Post Acute Network) as Vice President Operations, Vice President Sales & Marketing, and Regional Sales Manager. Ms. Bebo serves as an Executive Board Member of Assisted Living Federation of America and on the Managers’ Board of Newton Falls Fine Paper Company, LLC. She is 37.	2007

Alan Bell	From September 2004 to present, corporate partner of the Canadian law firm Bennett Jones LLP specializing in mergers and acquisitions, private and public financing, and corporate governance. Prior to September 2004, he was a corporate partner in the Canadian law firm Blake, Cassels & Graydon LLP. He is 59.	2006

Jesse C. Brotz	Mr. Brotz has a Bachelor of Science in Economics and Psychology from Brown University and has also completed course work at the Massachusetts Institute of Technology and the University of Otago in Dunedin, New Zealand. From 1996 to 1998, Mr. Brotz was a Senior Research Analyst for The Economics Research Group, Inc. (now Lexecon, Inc.), a Cambridge, Massachusetts consulting firm that uses economic theory and analysis in litigation support, public policy and business strategy. Since leaving Lexecon, Mr. Brotz has been building custom furniture and is currently employed as a Journeyman Cabinetmaker at The Joint Woodworking Studio in Vancouver, British Columbia. Mr. Brotz has been a director of Scotia Investments Limited since 2004 and is currently a member of the Audit and Corporate Governance/Human Resources committees of the board of directors of Scotia Investments Limited. He is 34.	2007

		Director
Name		Since
Derek H.L. Buntain	President of The Dundee Bank, a private bank offering banking services to international clients, and President and Chief Executive Officer of Goodman & Company (Bermuda) Limited (investment counsel). Prior to November 10, 2006, Mr. Buntain was a director of Extendicare Inc. Mr. Buntain also serves as a director of the following companies: Calibre Energy, Inc., CencoTech Inc., Dundee Precious Metals Inc., Eurogas Corporation, High Liner Foods Incorporated, and Sentex Systems Ltd. Mr. Buntain serves on the audit committees of Euorgas Corporation and CencoTech Inc. He is 67.	2006

David J. Hennigar	Chairman of the Board of Directors. Prior to November 10, 2006, he was Chairman of Extendicare Inc. Mr. Hennigar also is Chairman of Annapolis Group Inc. (a private holding company in real estate development and environmental collections and remediation), High Liner Foods Incorporated (a public value-added food processing company), and Aquarius Coatings Inc. (a public company in paint manufacturing), as well as Chairman and CEO of Landmark Global Financial Corporation (a public investment and management company), and Chairman and founder of Acadian Securities Inc. (a private investment dealer). In addition, Mr. Hennigar serves as a director of the following public companies: Crombie Real Estate Investment Trust, MedX Health Corp., Sentex Systems Ltd., SolutionInc Technologies Limited, and VR Interactive Corporation. He is a director of a number of private companies, including Minas Basin Holdings Limited, and Scotia Investments Limited. Mr. Hennigar chairs the audit committees of Crombie Real Estate Investment Trust and Sentex Systems Ltd. and is on the audit committee of MedX Health Corp. and SolutionInc Technologies Limited. He is 68.	2006

Malen S. Ng	Chief Financial Officer of the Workplace Safety and Insurance Board of Ontario since 2003. Prior to November 10, 2006, she was a director of Extendicare Inc. From 1975 to 2002, Ms. Ng was employed by Ontario Hydro and its successor, Hydro One Inc. (the largest electricity delivery company in Ontario), where she occupied several executive positions. Ms. Ng is a director of Empire Company Limited (a Canadian company whose key businesses include food retailing and related real estate) and Jacques Whitford Group Ltd. Ms. Ng serves on the audit committee of Empire Company Limited. She is 56.	2006

Melvin A. Rhinelander	Vice Chair of the Board of Directors. Prior to November 10, 2006, he was the President and Chief Executive Officer of Extendicare Inc. as well as the Chairman and Chief Executive Officer of Extendicare Health Services, Inc., a wholly-owned subsidiary of Extendicare Inc. Following November 10, 2006, Mr. Rhinelander ceased being an employee of Extendicare Inc. and Extendicare Health Services, Inc., but remains on the board of directors of Extendicare REIT as Vice Chairman. He also serves as a director of Empire Company Limited (a Canadian company whose key businesses include food retailing and related real estate). Mr. Rhinelander joined the Extendicare group of companies in 1977 and served in a number of senior positions. He was appointed Chief Executive Officer of Extendicare Inc. in August 2000 following his appointment as President in August 1999. He is 58.	2006

		Director
Name		Since
Charles H. Roadman II, MD	Retired President and Chief Executive Officer of the American Health Care Association (1999 to 2004) and the former Surgeon General of the U.S. Air Force (1996 to 1999). Prior to November 10, 2006, he was a director of Extendicare Inc. Dr. Roadman serves as a director and advisor on a number of private corporate boards and associations. He is 64.	2006

Michael J. Spector	Retired Chair and Managing Partner, Quarles & Brady LLP, a Milwaukee Wisconsin based law firm with 425 attorneys in six cities. Mr. Spector joined Quarles & Brady in 1966 and served as a member of its Executive Committee from 1976 to 2002, as Chair of the Executive Committee from 1987 to 2002, and as Managing Partner from 1999 to 2002. His practice focused primarily on business counseling and general school law representation, including related litigation and collective bargaining. Mr. Spector is a member of the University of Wisconsin System Board of Regents and Deputy Executive Director of the United States Law Firm Group, Inc. He is 68.	2007
     ALC’s bylaws require that any nominations by stockholders of persons for election to the Board of Directors at the annual meeting must have been received by the Secretary by March 14, 2008. As no notice of such other nominations was received, no other nominations for election to the Board of Directors may be made by stockholders at the annual meeting.
Independence, Meetings, Committees, Governance Documents, Communications and Director Compensation
Independence
     ALC’s Board of Directors has affirmatively determined that all of ALC’s directors and director nominees other than Ms. Bebo and Mr. Rhinelander are “independent” as defined in the corporate governance standards of the New York Stock Exchange. Ms. Bebo and Mr. Rhinelander are not considered to be independent because Ms. Bebo is currently ALC’s President and Chief Executive Officer and Mr. Rhinelander has been an ALC officer within the last three years.
     The Board considered the relationship of Mr. Bell and the law firm of Bennett Jones LLP to ALC and determined that relationship did not interfere with the exercise of his independent judgment and independence from the management of ALC. ALC has not used the services of Bennett Jones LLP since 2006. The Board considered the relationship of Mr. Spector and the law firm of Quarles & Brady LLP, which provides legal services to ALC, and determined that Mr. Spector’s relationship as a retired partner of that firm does not interfere with the exercise of his independent judgment and independence from the management of ALC.
     The Board also considered the relationship of Mr. Hennigar and Mr. Brotz to ALC through their association with Scotia Investments Limited, which owns the majority of the Class B Common Stock and controls approximately 54% of the voting power of stockholders, as well as the familial relationship between Mr. Hennigar and Mr. Brotz and determined that neither the association with Scotia Investments Limited or the familial relationship interferes with the exercise by either Mr. Hennigar or Mr. Brotz of his independent judgment and independence from the management of ALC.

Meetings
     ALC’s Board of Directors held five in-person meetings and one telephonic meeting in 2007. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he or she serves. It is ALC’s policy that directors use their best efforts to attend (either in person or by telephone) all Board of Directors, committee, and annual and special stockholders’ meetings.
     ALC directors have an opportunity to meet in executive session without management at the end of each regularly scheduled Board of Directors meeting. The Chairman presides at executive sessions. ALC’s Board of Directors annually conducts an assessment of its performance and effectiveness.
Committees
     The Board of Directors has three standing committees: an Audit Committee, a Compensation/ Nomination/Governance Committee and an Executive Committee. The committee charters are available on ALC’s website, www.alcco.com.
     Audit Committee and Audit Committee Financial Expert. The Audit Committee met five times in 2007. Current members are Ms. Ng (Chair), Mr. Bell, Mr. Brotz, Mr. Buntain and Dr. Roadman. The Board of Directors has determined that each of the members of the Audit Committee is “independent,” as defined in the corporate governance listing standards of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934 relating to audit committees. In considering Mr. Brotz’s “independence” under Rule 10A-3, the Board of Directors noted that Mr. Brotz neither receives compensation for services (other than normal director’s fees) from nor is he a 10% owner of either ALC or Scotia Investments Limited. The Board also has determined that all members of the Audit Committee are financially literate and that Ms. Ng qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.
     The Audit Committee exercises the powers of the Board of Directors in connection with ALC’s accounting and financial reporting practices, and provides a channel of communication between the Board of Directors and ALC’s internal audit function and independent registered public accountants. The Audit Committee annually reviews its charter and performs an evaluation of its performance and effectiveness.
     Compensation/Nomination/Governance Committee. The Compensation/Nomination/Governance Committee met four times in 2007. Current members are Mr. Buntain (Chair), Mr. Bell and Mr. Spector. The Committee recommends nominees for ALC’s Board of Directors and reviews qualifications, compensation and benefits for the Board of Directors and other matters relating to the Board. The Committee also establishes compensation for the officers of ALC, administers ALC’s benefit plans for officers and employees, reviews and recommends officer selection, responds to SEC requirements on Compensation Committee reports, and performs other functions relating to officer succession and compensation. The Committee annually reviews its charter and performs an evaluation of its performance and effectiveness.
     The Compensation/Nomination/Governance Committee has full authority to consider and determine executive compensation and to evaluate and to make recommendations to the full Board with respect to the appropriate level of director compensation. The Committee may form subcommittees for any purpose and may delegate to such subcommittees such power and authority as the Committee deems appropriate, provided that each subcommittee has at least two members and that no subcommittee is granted any power or authority that by law is required to be exercised by the Committee as a whole. As of the date of this proxy statement, the Committee had not formed subcommittees. The chair of the Committee confers with the Board chair and vice chair with regard to executive compensation matters. In addition, the Chief Executive Officer makes recommendations to the chair of the Committee from time to time regarding executive compensation.

     The Board of Directors has delegated the identification, recruitment and screening of director candidates for stockholder election to the Compensation/Nomination/Governance Committee. In identifying and evaluating nominees for director, the Committee seeks to ensure that the Board of Directors possesses, in the aggregate, the strategic, managerial, and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board of Directors is composed of directors who have broad and diverse backgrounds and possess knowledge in areas that are of importance to ALC. The Committee evaluates each candidate on a case-by-case basis, regardless of who recommended the nominee, based on the director expectations and qualifications set forth in ALC’s Corporate Governance Guidelines which are available on ALC’s web site at: www.alcco.com.
     In looking at the qualifications of each candidate to determine if his or her election would further the goals described above, the Committee takes into account all factors it considers appropriate, which may include leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. In addition, the Committee believes that all directors should possess all of the following specific qualities and skills:
     (i) Integrity and Accountability – Directors should demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on and remain accountable for their boardroom decisions.
     (ii) Informed Judgment – Directors should have the ability to provide wise, thoughtful counsel on a broad range of issues. Directors should possess high intelligence and apply it to decision-making. Their backgrounds and experiences should add value to the skill set of the Board of Directors as a whole.
     (iii) Financial Literacy – Board members should be financially literate. They should know how to read a balance sheet, income statement and cash flow statement and understand the use of financial ratios and other indices for evaluating ALC’s performance.
     (iv) Cooperative Approach – Directors should value Board and team performance over individual performance. Directors should approach each other assertively, responsibly and supportively and raise difficult questions in a manner that encourages open discussion.
     (v) Record of Achievement – Directors should have a record of attainment that reflects high standards for themselves and others.
     (vi) Loyalty – Directors should feel strongly about the performance of ALC, both in absolute terms and relative to its peers. They should have no conflicts of interest with ALC or its goals.
     (vii) Ability to Consult and Advise – Directors should possess the creative talents and advisory capacity needed to counsel management.
     The Committee assesses the performance of each director whose term is expiring to determine whether he or she should be nominated for re-election. The Committee may retain resources including director search firms to assist in the identification, recruitment and screening of director candidates. The Committee will consider persons recommended by stockholders to become nominees for election as directors. Stockholders should send their written recommendations for director nominees to the Committee in care of the Secretary of ALC, together with appropriate biographical information concerning each proposed nominee.
     ALC’s bylaws set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of the intent to make such a nomination to the Secretary of ALC in advance of the meeting in compliance with the terms and within the time period specified in ALC’s bylaws. Pursuant to these requirements, a stockholder must give a written notice of intent to the Secretary of ALC not less than 50 days or more than 75 days prior to the first annual anniversary of the immediately preceding annual meeting. Accordingly, to bring a nomination before the 2009 Annual Meeting, the nomination must be received by the Secretary between February 19, 2009 and March 16, 2009.

     Executive Committee. The Executive Committee met once in 2007. Current members are Mr. Hennigar (Chair), Mr. Rhinelander and Mr. Buntain. The Executive Committee may exercise the full authority of the Board of Directors in the management of the business affairs of ALC to the extent permitted by law or not otherwise limited by the Board of Directors.
Governance Documents
     ALC’s Code of Business Conduct; Code of Ethics for CEO and Senior Financial Officers; Corporate Governance Guidelines; and Audit Committee, Compensation/Nomination/Governance Committee, and Executive Committee charters are available on ALC’s web site at: www.alcco.com. These documents are also available in print upon written request to the Secretary, Assisted Living Concepts, Inc., W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051.
Communications
     Stockholders and other interested parties may communicate with the Board of Directors (or a specific director) by writing to: Board of Directors, c/o Secretary, Assisted Living Concepts, Inc., W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051. The Secretary will ensure that these communications (assuming they are properly marked to the Board of Directors or to a specific director) are delivered to the Board of Directors or the specified director, as the case may be.
Director Compensation
     The following table sets forth information regarding compensation paid by ALC to our non-employee directors during 2007. The “Stock Awards,” “Option Awards,” “Non-Equity Incentive Plan Compensation,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” columns of the table have been deleted from the table because there were no stock awards, option awards, non-equity incentive plan compensation, pension values, or deferred compensation earnings for directors during 2007.
Director Compensation for Fiscal 2007

	Fees Earned or Paid in Cash	All Other Compensation	Total
Name	($)	($)	($)
Alan Bell	33,500	*	33,500
Jesse C. Brotz	19,000	*	19,000
Derek H.L. Buntain	47,000	*	47,000
Sir Graham Day(1)	11,000	*	11,000
David Dunlap(1)	14,000	*	14,000
David J. Hennigar	97,500	*	97,500
Malen S. Ng	43,500	*	43,500
Melvin A. Rhinelander	62,500	*	62,500
Charles H. Roadman II, MD	31,000	*	31,000
Michael J. Spector	18,000	*	18,000

*	Perquisites were less than the disclosure threshold of $10,000 in the aggregate.

Notes

(1)	Sir Graham Day and David Dunlap served as directors through May 3, 2007, the date of the 2007 annual meeting of stockholders.

     Directors who are not employees of ALC are paid an annual retainer of $15,000 per year, a fee of $1,500 for each Board and committee meeting they attend, and $500 for each telephonic Board or committee meeting they attend. In addition, the annual retainer for the Board chairman is $50,000 and the annual retainer for the vice chairman is $25,000. The annual retainer for the chair of the Audit Committee is an additional $15,000 and the annual retainer for the other committee chairs is an additional $10,000. Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.
PROPOSAL 2: APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
     Our Board has unanimously approved, and recommends that our stockholders approve, amendments to and a restatement of ALC’s Amended and Restated Articles of Incorporation (the “Articles”). The amendments make two kinds of changes to the Articles:
•	Update language to reflect historical facts; and

•	Clarify and loosen restrictions on transfers of Class B Common Stock.
     A summary of the proposed amendments to the Articles is included below. We also have made changes to correct an error by filing a Certificate of Correction, as described below. The full text of the Articles marked to indicate the proposed amendments and the changes to correct an error is included as Exhibit A to this proxy statement.
Our Board of Directors Recommends a Vote In Favor of This Proposal
     The amendments proposed to be made to the Articles are outlined below. This summary is qualified in its entirety by reference to the complete text of the Articles marked to indicate the proposed amendments. Stockholders are urged to read the complete text of the marked Articles, which is set forth as Exhibit A to this proxy statement.
Amendments to Update Articles
     The proposed amendments to Sections 5.01(b), 5.02(e)(vii) and 5.02(g)(iii)(E) update the Articles to reflect the fact that the Articles, as filed with the Nevada Secretary of State on October 31, 2006, became effective on that date and the fact that ALC’s separation from Extendicare Inc. occurred on November 10, 2006.
     The proposed amendments to Section 5.01(b) also change the word “Company” to “Corporation” to conform the use of that term to the rest of the Articles.
Amendments to Clarify and Loosen Class B Common Stock Transfer Restrictions
     The proposed amendments to Sections 5.02(g)(i), (ii) and (iii) clarify and, in some instances, loosen restrictions on transfers of Class B Common Stock. Under the Articles, any Transfer (as defined in Section 5.02(g)(iii)(A) of the Articles) of Class B Common Stock that does not qualify as a Transfer to an “Eligible Transferee” (as defined in Section 5.02(g)(iii)(B) of the Articles) results in the automatic conversion of the Class B Common Stock into shares of Class A Common Stock at the rate of 1.075 shares of Class A Common Stock for each share of Class B Common Stock.
     The proposed amendment to the Section 5.02(b)(iii)(A) definition of “Transfer” is intended to clarify that a change in beneficial ownership of Class B Common Stock will not be deemed to have occurred, and therefore no “Transfer” will have occurred, if after or as a result of the transaction, the shares of Class B Common Stock remain beneficially owned by an Eligible Transferee.

     The proposed amendments to the Section 5.02(g)(iii)(B) definition of “Eligible Transferee” would change the term “wholly owned” to “majority owned” in clause (v) of that definition. This change would enable beneficial owners of Class B Common Stock, such as Scotia Investments Limited, who indirectly own shares of Class B Common Stock through subsidiary entities (some of which are majority owned but not all of which are wholly owned) to transfer Class B Common Stock among their majority owned subsidiary entities without triggering an automatic conversion of the Class B Common Stock to Class A Common Stock. The proposed amendments to clauses (ii), (iii) and (iv) of Section 5.02(g)(iii)(B) would similarly expand the definition of “Eligible Transferee” to include corporations which are majority owned by “Family Members” (as defined in Section 5.02(g)(iii)(C)), trusts of which Family Members are a majority in interest of the beneficiaries, and partnerships of which Family Members are a majority of the partners. To be considered Eligible Transferees, the current Articles require corporations to be wholly owned by Family Members, trusts to have only Family Members as beneficiaries, and partnerships to have only Family Members as partners.
     An individual who is a “Family Member”, as defined in Section 5.02(g)(iii)(C) of the Articles, and an entity in which Family Members have the requisite interests, as provided in Section 5.02(g)(iii)(B), qualify as “Eligible Transferees” under Section 5.02(g)(iii)(B). Consequently, a Transfer of Class B Common Stock to such an individual or entity would be a “Permitted Transfer” and, therefore, would not trigger an automatic conversion of the Class B Common Stock to Class A Common Stock. The proposed amendment to Section 5.02(g)(iii)(C) of the Articles would clarify the meaning of the word “spouses” in the definition of “Family Member” to expressly include former and surviving spouses of Family Members.
     The Board of Directors considers the proposed amendments to the Articles to be entirely consistent with the original intent of the restrictions on transfers of Class B Common Stock. The expansion of the definition of “Eligible Transferee” to include majority owned entities preserves the concept of not restricting transfers of Class B Common Stock to entities controlled by Family Members while avoiding the automatic conversion of Class B Common Stock that would result from a transfer of Class B Common Stock to an entity that is controlled by Family Members but that is not wholly owned by Family Members. The addition of former and surviving spouses to the definition of Family Member clarifies the meaning of “spouses” and provides holders of Class B Common Stock more certainty regarding the effect of a death or divorce. The Board of Directors also feels that the proposed amendments to the Section 5.02(g)(iii) are in the best interest of stockholders because they clarify Class B Common Stock transfer restrictions and provide more certainty to stockholders.
Vote Required
     Under ALC’s Articles and Nevada law, the affirmative vote of the holders of a majority of the total voting power of the shares of Class A Common Stock and Class B Common Stock entitled to vote at the annual meeting, voting together without regard to class, and the affirmative vote of the holders of a majority of the voting power of the shares of Class B Common Stock entitled to vote at the annual meeting, voting separately as a class, are required to approve the proposal to amend and restate the Articles. Abstentions, broker non-votes and shares that are not represented at the meeting will have the effect of votes cast against the proposal.
Changes to Correct Error
     The changes to Section 5.02(e)(ii) correct an error in the Articles by correcting the statement of the formula for converting Class B Common Stock to Class A Common Stock in that subsection. As allowed by the Nevada Corporation Law, ALC has made this correction without stockholder approval by filing a Certificate of Correction with the Nevada Secretary of State.

PROPOSAL 3: APPROVAL OF 2006 OMNIBUS INCENTIVE COMPENSATION PLAN
     You are being asked to approve the 2006 Omnibus Incentive Compensation Plan (the “Plan”) so that ALC can continue to grant awards under the Plan that are fully tax deductible to ALC as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Under Section 162(m), certain remuneration in excess of $1 million paid to the chief executive officer and up to three other executive officers whose compensation must be included in this proxy statement because they are the most highly compensated executive officers is not deductible. However, compensation that qualifies as “performance-based” compensation should be fully deductible by ALC if the plan under which such compensation is awarded is approved by stockholders and certain other requirements are met.
     The federal income tax regulations provide a transitional rule for a new public company like ALC that became a public company by being separated from another public company. The transitional rule provides that “performance-based” compensation is exempt from the $1 million limitation if such compensation was awarded or paid prior to the first regularly scheduled meeting of stockholders that occurs more than 12 months after the date the company becomes a separate public company.
     Our Board of Directors and our sole stockholder adopted the Plan on October 31, 2006, when we were a privately held company. Now that we are a publicly traded company, the Plan must be approved by stockholders once again in order for us to receive the benefit of a potential tax deduction pursuant to Section 162(m).
     No changes have been made to the terms of the Plan and no additional shares are being requested. We are only requesting stockholder approval for purposes of a potential tax deduction under Section 162(m).
     In accordance with U.S. Treasury regulations issued under Section 162(m), compensation attributable to a award granted under the Plan will qualify as performance-based compensation if the award is granted by a committee of our board of directors consisting solely of “outside directors” (as defined under Section 162(m)), the award vests, is granted or is exercisable only upon the achievement (as certified in writing by the committee) of objective performance goals established in writing by the committee while the outcome is substantially uncertain, the maximum amount of compensation payable upon achievement of the performance goals is fixed, and the material terms of the incentive compensation plan under which the award is granted are approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation if it meets the requirements described in the prior sentence or by meeting the following requirements: the Plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the stock option or stock appreciation right is granted by the committee consisting solely of “outside directors,” the material terms of the Plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
     A summary of the material terms of the Plan is included below. In addition, the full text of the Plan is included as Exhibit B to this proxy statement.
     Failure to approve the Plan for purposes of Section 162(m) would mean that awards that could qualify as “performance-based” compensation under Section 162(m) may be granted under the Plan to those employees subject to Section 162(m) with adverse tax consequences to ALC. As a result, if the stockholders fail to approve the material terms of the Plan for purposes of Section 162(m), our Board of Directors will determine whether any further awards that would qualify as performance-based compensation under Section 162(m) may be granted to those employees subject to Section 162(m). We believe that any such determination would limit our ability to provide incentive to valued executives.

Our Board of Directors Recommends a Vote In Favor of This Proposal
     The essential features of the Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the incentive compensation plan. Stockholders are urged to read the actual text of the Plan in its entirety, which is set forth as Exhibit B to this proxy statement.
2006 Omnibus Incentive Compensation Plan
     The Plan was established in connection with our separation from Extendicare for the benefit of our and our affiliates’ directors, officers, employees or consultants (including any prospective director, officer, employee or consultant). The following description of the Plan is qualified by reference to the full text of the Plan which is attached as Exhibit B to this proxy statement.
Eligibility
     Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of ALC or any of its affiliates is eligible to be a participant in the Plan. During 2007, the Compensation/Nomination/Governance Committee awarded cash incentive compensation and equity-based compensation award opportunities under the Plan to fourteen ALC officers and employees. No cash incentive compensation was paid and no equity-based compensation opportunities became exercisable under these awards because the related performance targets were not achieved. During 2008, the Committee awarded cash incentive compensation and equity-based compensation award opportunities under the Plan to sixteen ALC officers and employees. As of the end of 2007, ALC had nine directors, eleven officers, and approximately 4,400 employees.
Awards
     The Plan provides for the grant of options intended to qualify as incentive stock options (“ISOs”) under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock awards, restricted stock units (“RSUs”), performance units, cash incentive awards and other equity-based or equity-related awards.
Plan Administration
     The Plan is administered by the Compensation/Nominating/Governance committee of the Board of Directors or such other committee as the Board may designate to administer the plan (referred to below as the “committee”). Subject to the terms of the Plan and applicable law, the committee has sole and plenary authority to administer the Plan, including, but not limited to, the authority to:
•	designate Plan participants;

•	determine the type or types of awards to be granted to a participant;

•	determine the number of shares of our common stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, awards;

•	determine the terms and conditions of any awards, including vesting schedules (and whether to accelerate such schedules), performance criteria and whether awards may be deferred or settled or exercised in cash, shares of our Class A Common Stock, other securities or other property, or canceled, forfeited or suspended;

•	amend an outstanding award or grant a replacement award for an award previously granted under the Plan if, in its sole discretion, the committee determines that (i) the tax consequences of such award to us or the participant differ from those consequences that were initially anticipated or (ii) clarifications or interpretations of, or changes to, tax law or regulations permit awards to be granted that have more favorable tax consequences than initially anticipated;

•	interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or award made under, the Plan;

•	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

•	accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards; and

•	make any other determination and take any other action that the committee deems necessary or desirable for the administration of the Plan.
Committee Decisions
     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any award shall be within the sole and plenary discretion of the committee, may be made at any time and shall be final, conclusive and binding upon all persons, including ALC, any ALC affiliates, any participant, any holder or beneficiary of any award, and any stockholder.
Indemnification
     No member of the Board of Directors, the committee or any of our employees (each such person, a “Covered Person”) will be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award under the Plan. Each Covered Person will be indemnified and held harmless by us against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any award agreement and (ii) any and all amounts paid by such Covered Person, with our approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that we will have the right, at our expense, to assume and defend any such action, suit or proceeding, and, once we give notice of our intent to assume the defense, we will have sole control over such defense with counsel of our choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by our Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under our Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that we may have to indemnify such persons or hold them harmless.
Awards to Independent Directors
     Notwithstanding anything to the contrary contained in the Plan, the Board of Directors may, in its sole and plenary discretion, at any time and from time to time, grant awards to independent directors or administer the Plan with respect to such awards. In any such case, the Board will have all the authority and responsibility granted to the committee pursuant to the Plan.
Shares Available For Awards
     Subject to adjustment as provided below, the aggregate number of shares of our Class A Common Stock that may be delivered pursuant to awards granted under the Plan is 4,000,000. If an award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of shares, then the shares covered by such award will again be available to be delivered pursuant to awards under the Plan. If shares issued upon exercise, vesting or settlement of an award, or shares owned by a participant (which are not subject to any pledge or other security interest and which have been owned by the participant for at least six months), are surrendered or tendered to us in payment of the exercise price of an award or any taxes required to be withheld in respect of an award, in each case, in accordance with the terms and conditions of the Plan and any applicable award agreement, such surrendered or tendered shares shall again become available to be delivered pursuant to awards under the Plan; provided, however, that in no event shall such shares increase the number of shares that may be delivered pursuant to ISOs granted under the Plan. Subject to adjustment for changes in capitalization and similar events:
•	the maximum number of shares of our Class A Common Stock with respect to which awards may be granted to any Participant in any fiscal year of ALC shall be 200,000, and

•	the maximum aggregate amount of cash and other property (valued at its fair market value) other than shares that may be paid or delivered pursuant to awards to any Participant in any fiscal year of ALC shall be $2,000,000.
     In the event of any corporate event affecting the shares of our common stock, the committee in its discretion may make such adjustments and other substitutions to the Plan and awards under the Plan as it deems equitable or desirable in its sole discretion.
Stock Options
     The committee may grant both ISOs and NSOs under the Plan. Except as otherwise determined by the committee in an award agreement, the exercise price for options shall be not less than 100% of the fair market value of the stock on the date of the grant. On April 2, 2008, the closing price of the Class A Common Stock on the New York Stock Exchange was $5.97 per share. In the case of ISOs granted to an employee who, at the time of the grant of an option, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any of our affiliates, the exercise price cannot be less than 110% of the fair market value of a share of our common stock on the date of grant. All options granted under the Plan will be NSOs unless the applicable award agreement expressly states that the option is intended to be an ISO.
     Subject to any applicable award agreement, options shall vest and become exercisable on each of the first four anniversaries of the date of grant. The term of each option will be determined by the committee; provided that no option will be exercisable (i) after the tenth anniversary of the date the option is granted or (ii) 90 days after the date the participant who is holding the option ceases to be a director, officer, employee or consultant of us or one of our affiliates. The exercise price will be payable with cash (or its equivalent) or by other methods as permitted by the committee. All options are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
Stock Appreciation Rights
     The committee may grant SARs under the Plan either alone or in tandem with, or in addition to, any other award permitted to be granted under the Plan. SARs granted in tandem with, or in addition to, an award may be granted either at the same time as the award or at a later time. Subject to the applicable award agreement, the exercise price of each share of our Class A Common Stock covered by a SAR is the price specified in the applicable award agreement as the price-per-share used to calculate the amount payable to the participant. Upon exercise of a SAR, the holder will receive cash, shares of our Class A Common Stock, or other property or a combination thereof, as determined by the committee, equal in value to the excess, if any, of the fair market value of the Class A Common Stock subject to the SAR at the exercise date over the exercise price. All SARs are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the Plan and the applicable award agreement, the committee will determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR.

Restricted Shares and Restricted Stock Units
     The committee may grant restricted shares of our Class A Common Stock and restricted stock units to participants. Upon the grant of a restricted share, certificates will be issued and registered in the name of the participant and deposited by the participant, together with a stock power endorsed in blank, with us or a custodian designated by the committee or us. Upon lapse of the restrictions applicable to such restricted shares, we or the custodian, as applicable, will deliver such certificates to the participant or his or her legal representative. An RSU will represent an unfunded and unsecured promise to deliver shares of our Class A Common Stock, cash, other securities, other awards permitted under the Plan or other property in accordance with the terms of the applicable award agreement.
     Restricted shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or the applicable award agreement; provided, however, that the committee may determine that restricted shares and RSUs may be transferred by the participant.
Performance Units
     Subject to the provisions of the Plan, the committee may grant performance units to participants. Performance units are awards with an initial value established by the committee (or that is determined by reference to a valuation formula specified by the committee or the fair market value of shares of our Class A Common Stock). In its discretion, the committee will set performance goals that, depending on the extent to which they are met during a specified performance period, will determine the number and/or value of performance units that will be paid out to the participant. The committee, in its sole and plenary discretion, may pay earned performance units in the form of cash, shares of our Class A Common Stock or any combination thereof that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the committee with respect to the form and timing of payout of performance units will be set forth in the applicable award agreement.
Cash Incentive Awards
     Subject to the provisions of the Plan, the committee may grant cash incentive awards payable upon the attainment of performance goals.
Other Stock-Based Awards
     Subject to the provisions of the Plan, the committee may grant to participants other equity-based or equity-related awards (including, but not limited to, fully-vested shares of our Class A Common Stock). The committee may determine the amounts and terms and conditions of any such awards provided that they comply with applicable laws.
Dividend Equivalents
     In the sole and plenary discretion of the committee, an award (other than an option or SAR or cash incentive award) may provide the participant with dividends or dividend equivalents, payable in cash, shares of our Class A Common Stock, other securities, other awards or other property, on such terms and conditions as determined by the committee in its sole and plenary discretion.
Performance Compensation Awards
     The committee may designate any award granted under the Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order to qualify such award as “qualified performance-based compensation”

under Section 162(m) of the Code. The committee will, in its sole discretion, designate within the first 90 days of a performance period which participants will be eligible to receive performance compensation awards in respect of such performance period, as well as the performance criteria and other terms related to the award (to the extent required under Section 162(m) of the Code).
     The performance measure or measures shall be limited to the following:
•	net income before or after taxes;

•	earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization, or “EBITDA”);

•	operating income;

•	earnings per share;

•	return on shareholders’ equity;

•	return on investment;

•	return on assets;

•	level or amount of acquisitions;

•	share price;

•	profitability/profit margins (including EBITDA margins);

•	market share;

•	revenues or sales (based on units or dollars);

•	costs;

•	cash flow;

•	working capital; and

•	project completion time and budget goals.
     Such performance criteria may be applied on an absolute basis and/or be relative to one or more of our peer companies or indices or any combination thereof.
     The committee may adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition, of any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting our company; provided that such adjustment or modification does not cause the performance based award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. In order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants must be employed by us on the last day of such performance period (unless otherwise determined in the discretion of the committee), the performance goals for such period must be satisfied and certified by the committee and the performance formula must determine that all or some portion of such performance compensation award has been earned for such period. The committee may, in its sole and plenary discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals have been attained. In no event shall any discretionary authority granted to the committee under the Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals have not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period or increase a performance compensation award above the maximum amount payable under the underlying award.
Amendment and Termination of the Plan
     Subject to any applicable law or regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of Section 162(m) of the Code, and to the rules of the NYSE or any successor exchange or quotation system on which shares of our Class A Common Stock may be listed or quoted, the Plan may be amended, modified or terminated by our Board of Directors without the approval of our stockholders, except that stockholder approval shall be required for any amendment that would (i)

increase the maximum number of shares of our Class A Common Stock available for awards under the Plan or increase the maximum number of shares of our Class A Common Stock that may be delivered pursuant to ISOs granted under the Plan or (ii) modify the requirements for participation under the Plan. No modification, amendment or termination of the Plan may, without the consent of the participant to whom any award was granted, materially and adversely affect the rights of such participant (or his or her transferee) under such award, unless otherwise provided by the committee in the applicable award agreement.
     The committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted, prospectively or retroactively; provided, however, that, unless otherwise provided by the committee in the applicable award agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted will not to that extent be effective without the consent of the affected participant.
Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events
     The committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events (including, without limitation, changes in capitalization or the occurrence of a change of control) affecting ALC, any affiliate, or the financial statements of ALC or any affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law;
•	whenever the committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards, or providing for a period of time for exercise prior to the occurrence of such event;
•	if deemed appropriate or desirable by the committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an award in consideration for the cancelation of such award, including, in the case of an outstanding option or SAR, a cash payment to the holder of such option or SAR in consideration for the cancelation of such option or SAR in an amount equal to the excess, if any, of the fair market value (as of a date specified by the committee) of the shares of our Class A common stock subject to such option or SAR over the aggregate exercise price of such option or SAR; and
•	if deemed appropriate or desirable by the committee, in its sole and plenary discretion, by canceling and terminating any option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share subject to such option or SAR without any payment or consideration therefor.
Change of Control
     The Plan provides that, unless otherwise provided in an award agreement, in the event of a change of control of ALC, unless provision is made in connection with the change of control for assumption, or substitution of, awards previously granted:
•	any options and SARs outstanding as of the date the change of control is determined to have occurred will become fully exercisable and vested, as of immediately prior to the change of control;
•	all performance units and cash incentive awards will be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; and
•	all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such change of control.
     Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

•	the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of our assets;
•	the approval by our stockholders of a plan of our complete liquidation or dissolution; or
•	an acquisition by any individual, entity or group of beneficial ownership of 20% or more of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors.
Term of the Plan
     The Plan became effective October 31, 2006, the date of its adoption by the Board of Directors. No award may be granted under the Plan after October 31, 2016, the tenth anniversary of the date the Plan was first approved by our then sole stockholder.
Tax Consequences
     The following is a brief summary of the principal federal income tax consequences of awards made under the Plan based upon the applicable provisions of the Code in effect on the date hereof.
     Incentive Stock Options. A participant will not recognize taxable income at the time an ISO is granted. Further, a participant will not recognize taxable income upon exercise of an ISO if the participant complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise. The difference between the exercise price and the fair market value of the stock at the date of exercise is, however, a tax preference item. When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the participant will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.
     Ordinarily, an employer granting an ISO will not be allowed any business expense deduction with respect to stock issued upon exercise of the ISO. However, if all of the requirements for an ISO are met except for the holding period rules set forth above, the participant will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as taxable ordinary income and the excess, if any, as capital gain. We will be entitled to a corresponding business expense deduction equal to the amount of ordinary income recognized by the participant.
     Non-Statutory Stock Options. A participant will not recognize taxable income at the time an NSO is granted. Upon exercise of an NSO, a participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares at the date of exercise. We will be entitled to a corresponding business expense deduction for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the participant will recognize a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as ordinary income at the time the shares were acquired pursuant to the exercise of the option.
     Stock Appreciation Rights. A participant granted an SAR will not recognize taxable income at the time the SAR is granted. The participant will recognize taxable ordinary income at the time the SAR is exercised in an amount equal to the fair market value of the shares or cash distributed to the participant. We will be entitled to a corresponding business expense deduction equal to the amount of ordinary income recognized by the participant.
     Restricted Shares. A participant receiving restricted shares will generally recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to forfeiture. While the restrictions are in effect, the participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction for that amount. A participant may elect, under Section 83(b) of the Code, within 30 days of the grant, to recognize taxable ordinary income on the date of grant equal to the fair market value of the shares (determined without regard to the restrictions) on such date. We will be entitled to a corresponding business expense deduction equal to the amount of ordinary income recognized by the participant in the year that such income is taxable to the participant (subject to the satisfaction of an exclusion from the Section 162(m) limit, if applicable).
     Restricted Stock Units; Performance Units. A participant will not recognize taxable income upon the grant of restricted stock units or performance units. The participant will recognize taxable income at such time as cash or shares are distributed with respect to the restricted stock units or performance units in an amount equal to the fair market value of the shares or cash distributed. We will be entitled to a corresponding business expense deduction equal to the amount of ordinary income recognized by the participant (subject to the satisfaction of an exclusion from the Section 162(m) limit, if applicable).
     Cash Incentive Awards. A participant who is paid a cash incentive award will recognize taxable ordinary income equal to the amount of cash paid to the participant. We will be entitled to a corresponding business expense deduction for tax purposes (subject to the satisfaction of an exclusion from the Section 162(m) limit, if applicable).
     Other Stock-Based Awards; Dividend Equivalents. In the case of other stock-based awards and dividend equivalents, a participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares or cash distributed. We will be entitled to a corresponding business expense deduction equal to the amount of ordinary income recognized by the participant (subject to the satisfaction of an exclusion from the Section 162(m) limit, if applicable).
Vote Required
     Under ALC’s bylaws, if a quorum is present, the approval of the Plan is decided by the affirmative vote of the holders of at least a majority of the total number of votes cast. Since abstentions and broker non-votes are not considered votes cast, they will not have an effect on the voting for this proposal.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS
     The following table lists beneficial ownership of Class A Common Stock and Class B Common Stock by: any person known to ALC to own beneficially more than 5% of either class of our common stock; each nominee for director; each of our directors; our principal executive officer, principal financial officer, and each of our other executive officers (collectively, the “named executive officers”); and all of our executive officers and directors as a group. Except as otherwise indicated below, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the Securities and Exchange Commission consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power, or any securities as to which the person has the right to acquire, within 60 days, such sole or shared power. The number of shares set forth for directors, director nominees, and named executive officers are reported as of March 21, 2008. Amounts for 5% stockholders are as of the date such stockholders reported such holdings in filings under the Securities Exchange Act of 1934 unless more recent information was provided.

									Percent of
	Number of				Assuming Full	Percentage of			Total Votes
Name of	Shares Owned				Conversion(1)	Issued Shares			No	If Fully
Beneficial Owner	Class A		Class B		Class A	Class A	Class B		Conversion	Converted(1)
5% Beneficial Holders:
Morgan Stanley and Morgan Stanley Investment Management Inc. (2)	11,193,603		—		11,193,603	20.5%	—		7.9%	17.5%
Scotia Investments Limited (3)	8,667		7,600,000		8,178,667	*	87.1%		53.6%	12.8%
Americus Capital Advisors, LLC and Paul J. Reiferson (4)	3,994,391		—		3,994,391	7.3%	—		2.8%	6.2%
Bandera Partners LLC (5)	2,932,150		—		2,932,150	5.4%	—		2.1%	4.6%
Directors, Director Nominees and Named Executive Officers
Laurie A. Bebo	93,265		—		93,265	*		*	*	*
Alan Bell	5,000		—		5,000	*		*	*	*
Jesse C. Brotz (3)	7,000		5,000		12,375	*		*	*	*
Derek H.L. Buntain	115,900		200		116,115	*		*	*	*
David J. Hennigar (3)	80,000	(6)	15,400	(6)	96,555	*		*	*	*
Malen S. Ng	3,488		—		3,488	*		*	*	*
Melvin A. Rhinelander	211,700	(7)	2,000	(7)	213,850	*		*	*	*
Charles H. Roadman II, MD	2,665		—		2,665	*		*	*	*
Michael J. Spector	3,000				3,000
John Buono	20,000	(8)	—		20,000	*		*	*	*
Eric B. Fonstad	2,000		—		2,000	*		*	*	*
Walter A. Levonowich	2,000		—		2,000	*		*	*	*
All Directors and Executive Officers as a Group
(12 persons)	546,018		22,600		570,313	1.0%		*	*	*

*	Less than 1.0%. No shares have been pledged as security by directors, nominees or executive officers except as noted below.
Notes

(1)	Each Class B share may be converted into 1.075 Class A shares at the option of the holder. These columns assume that all of the outstanding Class B shares were converted into Class A shares such that a single class of common stock remained outstanding.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission by Morgan Stanley and Morgan Stanley Investment Management, Inc. The Schedule 13G states that Morgan Stanley has sole voting power with respect to 6,260,093 Class A shares and sole dispositive power with respect to 9,633,486 Class A shares and that Morgan Stanley Investment Management, Inc. has sole voting power with respect to 4,933,510 Class A shares and sole dispositive power with respect to 7,684,825 Class A shares. The Schedule 13G also states that Morgan Stanley Investment Management Inc. is a wholly-owned subsidiary of Morgan Stanley.

(3)	Scotia Investments Limited holds directly 8,667 Class A shares and 261,000 Class B shares. The remaining Class B shares are held indirectly through related companies. All of the outstanding voting shares of Scotia Investments Limited are held directly or indirectly by approximately 50 members of the family of the late R.A. Jodrey. David J. Hennigar, chairman of ALC’s Board of Directors, and Jesse C. Brotz, an ALC director, are each a member of the Jodrey family and each is one of twelve directors of Scotia Investments Limited, none of whom individually has the power to vote or dispose of the shares held directly or indirectly by Scotia Investments Limited. Matters relating to the voting and disposition of shares held by Scotia Investments Limited are determined exclusively by its board of directors. Mr. Hennigar and Mr. Brotz each disclaim beneficial ownership of the shares held directly or indirectly by Scotia Investments Limited.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission by Americus Capital Advisors LLC and Paul J. Reiferson. The Schedule 13G states that Americus Capital Advisors, LLC and Paul J. Reiferson have shared voting and shared dispositive power over 3,994,391 Class A shares.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission by Bandera Partners LLC. The Schedule 13G states that Bandera Partners LLC has sole voting and dispositive power over 2,932,150 Class A shares, Gregory Bylinsky and Jefferson Gramm have shared voting and dispositive power over 2,932,150 Class A shares, and William Gramm has sole voting and dipositive power over 40,000 Class A shares.

(6)	The Class A shares are held in brokerage margin accounts and the Class B shares are owned indirectly through the Bank of Nova Scotia and pledged as collateral for a bank line of credit.

(7)	Includes 5,000 Class A shares held jointly with his spouse and 5,000 shares held as custodian for Mr. Rhinelander’s minor child and 2,000 Class B shares held as custodian for Mr. Rhinelander’s minor child.

(8)	Includes 15,000 shares held jointly with Mr. Buono’s spouse.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Programs
     The compensation programs for executive officers consists principally of annual base salaries, an annual performance-based bonus program, equity-based compensation awards, a defined contribution retirement program, a time-vesting deferred compensation plan, and employment agreements.
     The Compensation/Nomination/Governance Committee of the Board of Directors is responsible for establishing, implementing and monitoring adherence to ALC’s compensation philosophy. The Committee oversees ALC’s compensation plans and practices, including its executive officer compensation plans and practices and its incentive compensation and equity-based plans.
     The Committee feels that, because ALC is a relatively new public company, base salary levels should be restrained with above average opportunities for incentive compensation as ALC’s strategic goals are met. Accordingly, the Committee has focused on developing short- and long-term incentive compensation programs that reward the accomplishment of ALC’s strategic objectives.
Compensation Philosophy and Objectives
     The Committee believes that ALC’s compensation programs should reward the achievement of specific annual, long-term and strategic goals and that they should be designed to align executives’ interests with the interests of stockholders by rewarding performance above established goals, with the ultimate objective of increasing stockholder value. The Committee evaluates both performance and compensation to ensure that ALC has the ability to attract and retain superior employees and that compensation levels remain competitive. It is the policy of the Committee to include provisions in performance-based compensation awards that provide for the recovery or repayment of awards if the relevant performance measure is restated or otherwise adjusted in a manner that would reduce the size of the award.
     Role of Management in Compensation Decisions The Committee makes decisions regarding compensation for ALC’s executive officers. In making decisions regarding discretionary bonuses for 2007 for executive officers other than the Chief Executive Officer, the Committee received recommendations from the Chief Executive Officer. The level of discretionary bonus for the Chief Executive Officer for 2007 was determined solely by the Committee and without involvement of the Chief Executive Officer. The Committee considers recommendations from the Chief Executive Officer on annual base salaries, annual performance-based compensation, and equity-based compensation awards to executive officers (other than the Chief Executive Officer). The Committee can exercise its discretion in modifying any recommended compensation or awards to executive officers.
     Equity Ownership Guidelines The Board has not established equity ownership guidelines for ALC’s management.
     Equity-Based Compensation Grant Policy It is the policy of the Board that no director or member of ALC’s management shall backdate any equity award or manipulate the timing of any equity award or of the public release of material information with the intent of benefiting a grantee under an equity-based award. The Compensation/Nomination/Governance Committee has adopted written equity-based compensation grant policies and procedures.
     The Committee expects to consider equity-based compensation grants to ALC employees annually under the terms of the 2006 Omnibus Incentive Compensation Plan. In addition to consideration of annual grants, the Committee recognizes that situations may arise during the course of the year that warrant equity-based compensation grants (off-cycle grants), including situations where ALC is seeking to hire new senior level employees or recognize employees for certain achievements.
     Annual grants are considered by the Committee during the first quarter of each year. The grant date is the date of the meeting unless such date is before or within two business days following the date of ALC’s public release of financial results for the previous fiscal year in which case the grant date is the third business day following such release of financial results.
     Off-cycle grants are granted as of the fifth business day of June, September or December, whichever next follows the date the grant is approved, provided that the grant date of any off-cycle grants made on or after the fifth business day in December but before the Board’s first quarter meeting shall be determined as if approved on the date of such meeting. The vesting schedule of an off-cycle grant award can relate to the date of the commitment to make the grant (e.g., the date of hire or promotion) instead of the grant date.
2007 Compensation
     Base Salary. ALC provides executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility. Base salary ranges are designed so that salary opportunities for a given position will be between 80% and 125% of the midpoint of the base salary established for each salary range.
     During its review of base salaries for executives, the Committee primarily considers the executive’s compensation, both individually and relative to other officers, and individual performance of the executive.

     Salary levels are typically considered annually as part of ALC’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of executives are based on the Committee’s assessment of the individual’s performance.
     Cash Incentive Compensation. ALC’s Cash Incentive Compensation Program is an annual cash award program for ALC senior corporate and divisional management members based on annual operating results. For 2007, awards for senior corporate management members were conditioned on ALC as a whole achieving budgeted net income from continuing operations before income taxes, interest expense net of interest income, depreciation and amortization, transaction costs associated with the separation of ALC from Extendicare Inc., non-cash, non-recurring gains and losses, including disposal of assets and impairment of long-lived assets, loss on refinancing and retirement of debt, and rent expenses incurred for leased assisted living properties (“adjusted EBITDAR”) targets while awards for divisional management members were based on achievement of a combination of corporate and divisional adjusted EBITDAR targets. Adjusted EBITDAR is reported in ALC’s publicly disclosed financial information and was selected as a performance measure for this program because it indicates earnings at residences. Targets range from 30% to 75% of base salary for the named executive officers. An additional incentive (stretch targets) of up to 10% of base salary may be awarded for exceeding budgeted adjusted EBITDAR targets.
     The Cash Incentive Compensation Program gives ALC the ability to design cash incentives to promote high performance and achieve corporate goals, encourage growth of stockholder value, and allow managers to share in ALC’s growth and profitability. For 2007, fourteen employees (including the officers included in the Summary Compensation Table) were eligible to receive awards under this performance-based incentive compensation program.
     During the first quarter of each year, the Committee determines whether target levels for the previous year were achieved and sets target levels for corporate and divisional financial objectives and base salary percentages for executive officers for the current year. For 2007, the performance targets for executive officers under the Cash Incentive Compensation Program were $77.3 million of adjusted EBITDAR and an adjusted EBITDAR margin percentage (defined as total revenues divided by adjusted EBITDAR) of 30.4% on a same residence basis. The Committee has determined that these performance targets were not achieved. The Committee has discretion to reduce but not to increase any awards under the Cash Incentive Compensation Program whenever the Committee determines that particular circumstances so warrant. The Committee also has discretion to grant additional bonuses that do not qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.
     Long-term Incentive Compensation The Committee believes that long-term incentive compensation programs are important elements of an overall compensation package because they encourage participants to focus on long-term ALC performance. Equity-based long-term incentive compensation programs also can increase the stake of executives in ALC and further align the interests of executives with the interests of stockholders.
     During the first quarter of 2007, the Committee discussed implementing a long-term, equity-based incentive compensation program. The compensation consulting firm of Towers Perrin was retained by ALC to assist the Committee and management in developing the long-term incentive compensation program. The Committee feels that it is in the best interest of investors that the compensation program for senior management for ALC include an equity-based component.
     In considering possible long-term incentive compensation programs, the Committee felt that, because ALC is a relatively new public company that is still developing its long-term strategic goals and was about to undertake a strategic initiative that could impact earnings and occupancy on a short-term basis, it was prudent to implement an equity-based incentive compensation program with performance goals tied to 2007 rather than performance goals that go beyond 2007. On March 30, 2007, the Committee granted tandem options and stock appreciation rights to senior ALC managers, including the officers named in the summary compensation table, that were to become exercisable beginning in 2008 if specific performance goals related to overall occupancy and reductions in the proportion of units rented to residents who rely on Medicaid payments were attained in 2007. The number of tandem options and stock appreciation rights granted to each of the officers named in the summary compensation table was determined by the Committee based on each individual’s role in achieving the performance targets and the relative retention value of the grants as recommended by the Chair of the Committee based upon discussion with the Chief Executive Officer and the Vice Chair of the Board of Directors. The performance targets for the 2007 equity-based compensation awards were to reduce the percentage of Medicaid occupied units to below a threshold of 20%, a target of 18%, and a maximum of 16.4% based on the December 2007 actual Medicaid occupied units on a same residence basis while maintaining year-end occupancy of at least 6,950 residents on a same residence basis. The Medicaid reduction goal for 2007 was achieved but the overall occupancy goal was not. Accordingly, all tandem options and stock appreciation rights awarded in 2007 expired without becoming exercisable.
     On March 29, 2008, the Committee granted tandem options and stock appreciation rights to senior ALC managers, including the officers named in the summary compensation table, that will become exercisable beginning in 2009 if specific performance goals related to private pay occupancy are attained in 2008. The number of tandem options and stock appreciation rights granted to each of the officers named in the summary compensation table was determined by the Committee based on each individual’s role in achieving the performance targets and the relative retention value of the grants as recommended by the Chair of the Committee. The Committee will continue to discuss the design of long-term incentive compensation programs and expects that future awards will include multi-year programs tied to ALC’s long-term strategic objectives as those objectives are further refined.
     Discretionary Bonus Compensation. The Committee determined that unanticipated events in 2007 rather than any lack of effort by management were responsible for the failure to achieve the performance targets in 2007 under the Cash Incentive Compensation Program and the long-term incentive compensation program. In particular, changes initiated by the State of Texas in the Medicaid program in that state resulted in a more rapid decline in the number of Medicaid occupied units than had been expected. In addition, implementation of the strategy to no longer allow current residents to rollover into Medicaid programs resulted in the unanticipated move out of some private pay residents who decided to relocate to other assisted living residences that still accept Medicaid. As a result, the Medicaid reduction target was exceeded by a wide margin while the overall occupancy and adjusted EBITDAR and adjusted EBITDAR margin targets were not met.
     The Committee determined that the implementation of the Board of Directors approved strategy of reducing the number of residents who rely on Medicaid for funding constrained senior management’s ability to achieve the performance-based incentive compensation targets for 2007 and that management’s efforts to implement the strategy should be rewarded. The Committee also determined that it was in the best interest of ALC to seek the agreement of the executive officers to modifications to the terms of their employment agreements. In general, the modifications: (i) expand the “good cause” provision for employee termination to include “fraud, dishonesty and misconduct affecting job performance,” “willful violation of any material company policy,” and breach of, negligence with respect to, or the failure or refusal by the employee to perform and discharge his or her duties, responsibilities or obligations under the agreement or as defined by ALC as reasonably determined by the Board in its discretion, where such breach, neglect, failure or refusal is not corrected within 30 days following written notice to the employee as reasonably determined by the Board in its discretion; (ii) change the basis under which an employee would have “good reason” to terminate the agreement to be either if the corporate office moves more than 50 miles or if the employee’s base salary is reduced by 5% or more, in either instance, if the employee notifies ALC in writing within 30 days of the change that he or she objects to the change and ALC does not rescind the change within 30 days of receiving the employee’s notice; and (iii) change the termination benefits that would be paid so that they would be paid to the employee on a salary continuance basis for 12 months (24 months in the case of the Chief Executive Officer) instead of a lump sum payout and so that one year’s base salary (two years’ base salary in the case of the Chief Executive Officer) and 150% (300% in the case of the Chief Executive Officer) of maximum cash bonus would be paid along with other benefits the employee would have received in the year (car allowance, deferred compensation, executive retirement plan, etc.)(two years in the case of the Chief Executive Officer). Additionally, COBRA payments for insurance would be reimbursed to the employee for one year (two years in the case of the Chief Executive Officer) unless he or she is able to enroll in a separate group health plan under new employment.
     Accordingly, the Committee authorized the payment of discretionary cash bonuses for participants in the 2007 Cash Incentive Compensation Program that ranged from 27% to 100% of the cash compensation that would have been earned had the performance targets been achieved, on the condition that each of the executives agree to the modifications to his or her employment agreement. The amount of discretionary bonus awarded to each of the officers named in the summary compensation table other than the Chief Executive Officer was determined by the Committee based on recommendations by the Chief Executive Officer. The amount awarded the Chief Executive Officer was determined solely by the Committee based on the Committee’s evaluation of the Chief Executive Officer’s performance in 2007 and the value to ALC of the changes to her employment agreement. The Committee determined that these discretionary bonuses were in the best interest of ALC in order to attract and retain key employees and to obtain the benefits of the changes in the employment agreements.
     Retirement and Deferred Compensation Benefits. ALC maintains an Executive Retirement Program and a Deferred Compensation Plan for the named executive officers and certain other key employees. ALC also provides a 401(k) plan to which ALC contributes 25% on a matching basis of employee contributions up to the first 6% of the employees’ pretax contributions. For highly compensated employees (as defined in the 401(k) plan), the match is limited to 4% of up to $225,000 of annual earnings. ALC matching contributions vest according to the number of years of employment with ALC as follows: 20% after two years; 40% after three years; 70% after four years; and 100% after five years. ALC provides the 401(k) plan, the Executive Retirement Program and the Deferred Salary and Deferred Compensation Plans because it believes that these programs help attract and retain key employees.
     Under the Executive Retirement Plan, ALC makes a book entry to an account each month equal to 10% of the participant’s base monthly salary. Participants are not allowed to make contributions to the Executive Retirement Plan. Accounts are credited with deemed earnings as if it were invested in investment funds designated by the participant from a list of funds determined by the plan administrator. Participants’ interests in the accounts vest according to the number of years of employment with ALC as follows: 20% after two years; 40% after three years; 70% after four years; and 100% after five years. A participant’s interest in an account also vests upon the death or disability of the participant. Withdrawals or distributions are not allowed while the executive remains an ALC employee. Following a participant’s separation from ALC for any reason, the participant’s vested interest in the account is paid to the participant (or the participant’s beneficiary in the event of the participant’s death) either in a lump sum or in five, ten or twenty annual installments, as elected by the participant. Payments for reasons other than death are not started until at least six months after separation.
     ALC also offers a Deferred Compensation Plan which allows designated key employees to elect annually to defer up to 10% of their base salaries. Compensation deferred is retained by ALC and credited to participants’ deferral accounts. ALC credits participants’ accounts with matching contributions equal to 50% of participants’ elective deferrals. Participants are fully vested in their deferral accounts as to amounts they elect to defer. Participants’ interests in amounts ALC credits to their accounts as matching contributions vest according to the number of years of employment with ALC as follows: 20% after two years; 40% after three years; 70% after four years; and 100% after five years. The deferral and matching accounts are credited with interest at the prime rate. During employment amounts are payable from an executive’s account only in the case of financial hardship due to unforeseen emergency. Following a participant’s separation from ALC for any reason, the participant’s vested interest in the account is paid to the participant (or the participant’s beneficiary in the event of the participant’s death) either in a lump sum or in five, ten or twenty annual installments, as elected by the participant. Payments for reasons other than death are not started until at least six months after separation.
     Perquisites and Other Personal Benefits. ALC provides the named executive officers with perquisites and other personal benefits that ALC and the Compensation/Nomination/Governance Committee believe are reasonable and consistent with the overall compensation program to allow ALC to attract and retain key employees. The Committee periodically reviews the levels of perquisites and other personal benefits of the named executive officers and currently feels that perquisites and other personal benefits for ALC executives should be limited. Accordingly, ALC executives are not given perquisites or other personal benefits that are not made available to ALC employees generally except for the rental of an automobile in the case of the Chief Executive Officer and a monthly automobile allowance in the case of other executives and long-term care and supplemental long-term disability insurance for certain of the executives. Premiums attributable to the insurance programs are grossed-up so that executives realize no net taxable income as a result of the provision of these policies.
     Employment Agreements. In connection with ALC becoming an independent, publicly traded company in 2006, ALC entered into employment agreements with certain key employees, including the named executive officers. The employment agreements were designed to promote stability and continuity of senior management. Termination benefits under these agreements would have been triggered if ALC terminated an agreement without cause or if the employee terminated his or her employment after the employee’s work location was shifted more than a specified distance or the employee’s duties and responsibilities were materially diminished over the employee’s objections. These trigger events were chosen to help retain these key employees and to assure key employees that they could apply their full attention to ALC’s business without concern that their roles within ALC would be materially altered without their consent.
     As discussed above under “2007 Compensation — Discretionary Bonus Compensation,” the employment agreements put in place in 2006 were modified in 2008. Information regarding terms and applicable payments under the agreements in effect at the end of 2007 for the named executive officers is provided under the heading “Employment Contracts and Termination of Employment and Change-in Control Agreements.”
     Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code limits the tax deductibility of certain executive officers’ compensation that exceeds $1 million per year unless certain requirements are met. The Compensation/Nomination/Governance Committee intends to qualify a sufficient amount of compensation to its executive officers so that Section 162(m) of the Code will not adversely impact ALC.
Summary Compensation Table for Fiscal 2007
     The following table sets forth certain information regarding compensation paid by ALC to the named executive officers, and one additional officer who is a key employee but not an executive officer, for services rendered in all capacities to ALC at any time during 2006 and 2007. The Board of Directors determined that the executive officers at the end of 2007 were Ms. Bebo, Mr. Buono, Mr. Fonstad and Mr. Levonowich.

Summary Compensation Table

						Change in
					Non-	Pension
					Equity	Value and
					Incentive	Nonqualified
					Plan	Deferred	All Other
					Compen-	Compensation	Compen-
Name and Principal			Salary	Bonus	sation	Earnings	sation	Total
Position	Year		($)	($)	($)	($)	($)(1)	($)
Laurie A. Bebo	2007		400,000	130,000	—	3,172	85,481	618,653
President and Chief Executive Officer	2006		357,019	270,000	—	2,683	91,013	720,715
John Buono	2007		240,000	60,000	—	131	53,027	353,158
Senior Vice President, Chief Financial Officer and Treasurer	2006	(2)	50,000	16,200	—	—	5,000	71,200
Eric B. Fonstad	2007		150,000	15,000	—	789	36,633	202,422
Senior Vice President, General Counsel and Secretary	2006	(2)	26,154	7,875	—	—	2,500	36,529
Walter A. Levonowich	2007		153,375	30,000	—	9,027	38,676	231,078
Vice President and Controller	2006		148,408	40,298	—	7,617	37,537	233,860
Terrance Usher(3)	2007		185,000	25,000	—	12,574	47,622	270,196
Divisional Vice President, Midwest & Central	2006		185,000	74,925	—	12,899	47,567	320,391

Notes

(1)	The “All Other Compensation” column includes the following dollar amounts of perquisites and other benefits for 2007:

					Long-Term
		ALC	ALC		Care &
		Contributions	Contributions		Supplemental
		to Executive	to Deferred	ALC	Long-Term	Tax Gross
	Car Rental/	Retirement	Compensation	Contributions	Disability	Up on
Name	Allowance	Plan	Plan	to 401(k) Plan	Insurance	Insurance	Total
Laurie A. Bebo	18,252	40,694	20,000	2,250	1,552	2,733	85,481
John Buono	7,800	24,000	14,500	2,050	1,732	2,945	53,027
Eric B. Fonstad	7,800	15,000	7,500	1,500	1,882	2,951	36,633
Walter A. Levonowich	7,800	15,337	7,669	1,937	2,311	3,622	38,676
Terrance Usher	9,600	18,500	9,250	2,250	2,970	5,052	47,622

(2)	Mr. Buono and Mr. Fonstad joined ALC in mid- and late October 2006, respectively.

(3)	Mr. Usher is one of four Divisional Vice Presidents and one of our key employees.
     As discussed under “2007 Compensation — Discretionary Bonus Compensation ” in the Compensation Discussion and Analysis, amounts reported in the “Bonus” column are discretionary bonuses awarded by the

Compensation/Nomination/Governance Committee that the Committee determined were justified in light of the unanticipated events affecting ALC’s operating results in 2007 and as consideration for the agreement of the executives to modifications to their employment agreements. No amounts were earned in 2007 under ALC’s Cash Incentive Compensation Program because budgeted adjusted EBITDAR and adjusted EBITDAR margin targets were not achieved.
     Amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect above market earnings on deferred compensation and defined contribution retirement benefit accounts.
     As noted above, the Board has determined that ALC has four executive officers. Information regarding Mr. Usher’s compensation is included in the table and the following sections of compensation in order to provide stockholders with additional information about ALC’s compensation practices for significant employees.
2007 Grants of Plan-Based Awards
     The following table provides information regarding awards during 2007 under ALC’s Cash Incentive Compensation Program and Long-Term Incentive Program to the individuals named in the summary compensation table.

		Type of	Estimated Possible						Grant
		Award:	Future Payouts						Date
		Annual	Under Non-Equity		Estimated Possible Future			Exercise	Fair
		Cash	Incentive Plan		Payouts			or Base	Value of
		Incentive	Awards		Under Equity			Price of	Stock
		or Long-	Threshold		Incentive Plan Awards			Option	and
	Grant	Term	& Target	Maximum	Threshold	Target	Maximum	Awards	Option
Name	Date	Incentive	$	$	#	#	#	($/Sh)	Awards
Laurie A. Bebo	March 30, 2007	ACI	300,000	340,000
		LTI			57,272	63,636	70,000	11.80	$420,700
John Buono	March 30, 2007	ACI	120,000	144,000
		LTI			32,728	36,364	40,000	11.80	$240,400
Eric B. Fonstad	March 30, 2007	ACI	52,500	67,500
		LTI			24,546	27,273	30,000	11.80	$180,300
Walter A. Levonowich	March 30, 2007	ACI	46,013	61,388
		LTI			24,546	27,273	30,000	11.80	$180,300
Terrance Usher	March 30, 2007	ACI	92,500	111,000
		LTI			24,546	27,273	30,000	11.80	$180,300
     As discussed in the Compensation Discussion and Analysis, none of the estimated possible future payouts listed in this table were or will be paid. No amounts were earned in 2007 under the 2007 Cash Incentive Compensation Program because budgeted adjusted EBITDAR and adjusted EBITDAR margin targets were not achieved. None of the tandem stock option/stock appreciation rights awards made in 2007 under the 2007 Long-Term Incentive Program became exercisable because the overall occupancy target was not achieved in 2007.
     The Black-Scholes option value model was used to estimate the grant date fair value of the tandem stock option/stock appreciation rights granted on March 30, 2007. The following assumptions were used in this calculation: (i) a risk free rate of 5.45% equal to the five year U.S. Treasury yield in effect on the grant date; (ii)

an expected life of five years based on the expected exercise behavior of option holders: (iii) expected volatility of 53.1% based on an average of a peer group’s historical volatility for a period equal to the tandem stock option/stock appreciation rights’ expected life, ending on the date of grant; (iv) no dividend yield; and (v) forfeitures rate estimated at 0 percent. This calculation results in a fair value of the tandem stock option/stock appreciation rights at the date of grant of $6.01 per share.
Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested in 2007
     The following table provides information about equity awards that were outstanding at fiscal year-end. As discussed in the Compensation Discussion and Analysis, the Compensation/Nomination/Governance Committee has determined that the performance targets for these awards were not achieved and, consequently, the awards expired without becoming exercisable. There were no option exercises or stock vesting for any of the named executive officers during 2007.
Outstanding Equity Awards at Fiscal Year-end

			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised
	Options	Options	Unearned	Option
	(#)	(#)	Options	Exercise Price	Option
Name	Exercisable	Unexercisable	(#)	($)	Expiration Date
Laurie A. Bebo	0	0	70,000	11.80	(1)
John Buono	0	0	40,000	11.80	(1)
Eric B. Fonstad	0	0	30,000	11.80	(1)
Walter A. Levonowich	0	0	30,000	11.80	(1)
Terrance Usher	0	0	30,000	11.80	(1)

Notes

(1)	All options reported in this table were granted on March 30, 2007 and would have expired on March 30, 2012 if they had become exercisable. All options expired on February 26, 2008 in accordance with their terms when the Compensation/Nomination/Governance Committee determined that the applicable performance targets with respect to the awards were not achieved.

Nonqualified Defined Contribution Plans
     The following table provides information regarding ALC’s defined-contribution retirement plans. ALC does not maintain defined-benefit plans.
2007 Nonqualified Deferred Compensation

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings	Withdrawals/	Balance
		in Last FY	in Last FY(1)	in Last FY(2)	Distributions	at Last FYE(3)
Name	Plan	($)	($)	($)	($)	($)
Laurie A. Bebo	Executive Retirement	—	40,694	9,051	—	208,935
	Deferred Compensation	40,000	20,000	13,047	—	201,115
John Buono	Executive Retirement	—	24,000	(4,382)	—	24,619
	Deferred Compensation	24,000	14,500	1,635	—	45,166
Eric B. Fonstad	Executive Retirement	—	15,000	492	—	17,992
	Deferred Compensation	15,000	7,500	875	—	23,375
Walter A. Levonowic	h Executive Retirement	—	15,337	2,210	—	33,589
	Deferred Compensation	15,338	7,669	33,015	—	439,844
Terrance Usher	Executive Retirement	—	18,500	18,161	—	217,918
	Deferred Compensation	18,500	9,250	32,669	—	309,459

Notes

(1)	Amounts in the Registrant Contributions in Last FY column are included in the All Other Compensation column of the Summary Compensation Table for 2007.

(2)	Of the amounts listed in the Aggregate Earnings in Last FY column, the following amounts are considered to be above market earnings and are reflected in the Summary Compensation Table in the Change in Pension Value and Nonqualified Deferred Compensation Earnings and Total columns: Ms. Bebo, $3,172; Mr. Buono, $131; Mr. Fonstad, $789; Mr. Levonowich, $9,027; and Mr. Usher, $12,574.

(3)	The following amounts in the Aggregate Balance at Last FYE column were previously reported in the Summary Compensation Table for previous years: Ms. Bebo, $35,000 Executive Retirement and $31,073 Deferred Compensation; Mr. Buono, $5,000 Executive Retirement; Mr. Fonstad, $2,500 Executive Retirement; Mr. Levonowich, $14,841 Executive Retirement and $7,383 Deferred Compensation; and Mr. Usher, $18,500 Executive Retirement and $9,250 Deferred Compensation.
     ALC’s defined contribution retirement plan for executives, the Executive Retirement Plan, provides for a book entry to an account each month equal to 10% of the participant’s base monthly salary. Executives are not allowed to make contributions to the plan. Accounts are credited with deemed earnings as if it were invested in investment funds designated by the participant from a list of funds determined by the plan administrator.

Participants may prospectively elect to reallocate their accounts among investment funds at times established by the plan administrator, which shall be no less frequently than quarterly. Participants’ interests in the accounts vest according to the number of years of employment with ALC as follows: 20% after two years; 40% after three years; 70% after four years; and 100% after five years. A participant’s interest in an account also vests upon the death or disability of the participant. The individuals listed in the summary compensation table are vested in their plan accounts as follows: Ms. Bebo 100%; Mr. Buono 0%; Mr. Fonstad 0%; Mr. Levonowich 100%; and Mr. Usher 100%. Withdrawals or distributions are not allowed while the executive remains an ALC employee. Following a participant’s separation from ALC for any reason, the participant’s vested interest in the account is paid to the participant (or the participant’s beneficiary in the event of the participant’s death) either in a lump sum or in five, ten or twenty annual installments, as elected by the participant. Payments for reasons other than death do not begin until at least six month after separation.
     ALC also sponsors a Deferred Compensation Plan that allows participating executives to elect to defer up to 10% of their base salaries. Compensation deferred is retained by ALC and credited to the participant’s deferral account. The Deferred Compensation Plan credits participants’ accounts with matching contributions equal to 50% of participants’ elective deferrals. Participants’ are fully vested in their deferral accounts as to amounts they elect to defer. Participants’ interests in amounts ALC credits to their accounts as matching contributions vest according to the number of years of employment with ALC as follows: 20% after two years; 40% after three years; 70% after four years; and 100% after five years. Withdrawals or distributions are not allowed while the executive remains an ALC employee. Following a participant’s separation from ALC for any reason, the participant’s interest in the account is paid to the participant (or the participant’s beneficiary in the event of the participant’s death) either in a lump sum or in five, ten or twenty annual installments, as elected by the participant. Payments for reasons other than death do not begin until at least six month after separation. The deferral and matching accounts are bookkeeping accounts only and are credited with interest at the prime rate.
Employment Contracts and Termination of Employment and Change-in-Control Agreements
     Prior to 2007, ALC entered into employment agreements with each of the individuals listed in the summary compensation table and certain other employees. The following discussion relates to the employment agreements that were in effect as of the end of 2007. Please see the discussion above in the Compensation Discussion and Analysis under “2007 Compensation — Discretionary Bonus Compensation,” regarding modifications that were made in 2008 to the terms of the employment agreements with our executive officers.
     The material terms of each employment agreement in effect at the end of 2007 were substantially the same. Each employment agreement provided that the executive would be paid a base salary at the then current rate, subject to annual review, and that the employee would be eligible to participate in equity compensation and other performance-based plans at a level consistent with the employee’s position. In addition, the employee was eligible to participate in benefit plans and deferred compensation and savings plans and was entitled to a monthly automobile allowance.
     If the employee’s employment under the employment agreements in effect at the end of 2007 had been terminated by us for reasons other than cause (as defined in the employment agreements), death or disability, the employee would have been entitled to receive a lump sum payment equal to: (i) any base salary owed to the date of termination; (ii) one year of base salary plus $15,000 (one year of base salary plus $30,000 in the case of Mr. Buono and Mr. Fonstad and two years of base salary plus $30,000 in the case of Ms. Bebo); (iii) a payment in lieu of bonus for the year in which the termination occurred on a pro-rata basis for the portion of the year in which the employee was employed on an assumption that 100% of the bonus target was achieved; (iv) an amount equal to 30% in the case of Mr. Levonowich, 35% in the case of Mr. Fonstad, 50% in the case of Mr. Buono and Mr. Usher, and 75% in the case of Ms. Bebo of base salary in lieu of bonus for the year following the year in which the termination occurred; (v) the cash equivalent of 12 months (24 months for Ms. Bebo) of automobile allowance; and (vi) any amount that would have been credited by ALC to any deferred compensation plan for the employee over the 12 month period after termination (24 months for Ms. Bebo). In addition, the employee would also have been entitled to all vested deferred compensation, continued coverage under any benefit plans (except medical benefit plans) for 12 months (24 months for Ms. Bebo) after termination and medical plan continuation coverage required under applicable law, subject to payment in full of all insurance premiums by the employee.
     Under the employment agreements in effect at the end of 2007, an employee’s employment would have been considered terminated by the employee for “Good Reason” if the employee terminated his or her employment after the employee objected to a change in work location of more than a specified distance or to a material diminution in assigned duties or responsibilities that was not corrected by ALC. Cause under the employment agreements consisted of commission of a felony, fraud or willful misconduct with respect to employment obligations, refusal or continuing failure to attempt, other than for proper cause or reasons of illness, to follow directions of management or the Board of Directors, or other conduct detrimental to ALC.
     Under the employment agreements in effect at the end of 2007, if the employee had terminated his or her employment voluntarily or if the employee’s employment terminated due to death, the employee or his or her estate would have been paid the employee’s base salary and any earned bonus up to the date of termination. In addition, the employment agreements provided that, in the event that the termination benefits payable to the employee were made in connection with a change-in-control of ALC and they equaled or exceeded three times the employee’s “base amount” within the meaning of Section 280G (b)(3) of the Internal Revenue Code, such severance benefits would have been reduced to an amount the present value of which was equal to 2.99 times the “base amount.”
     Under the employment agreements in effect at the end of 2007, the employee would have been subject to restrictive covenants relating to confidential information, non-solicitation and non-competition for a period of two years following termination of employment.
     The approximate dollar amounts that would have been payable to the individuals listed in the summary compensation table under the provisions of the employment agreements in effect at the end of 2007 if the respective executive’s employment had been terminated as of December 31, 2007, by ALC for reasons other than cause, death or disability are: Ms. Bebo $1,506,504; Mr. Buono $541,800; Mr. Fonstad $307,800; Mr. Levonowich $283,913; and Mr. Usher $394,600. These amounts do not include vested amounts under deferred compensation programs which would be paid in accordance with the terms of the deferred compensation programs but do include premiums and related tax gross ups for continued coverage under long-term care insurance and the supplemental long term disability insurance programs as provided in the employment agreements as follows: (i) long-term care and supplemental long-term disability insurance premiums: Ms. Bebo $1,552; Mr. Buono $1,732; Mr. Fonstad $1,882; Mr. Levonowich $2,311; and Mr. Usher $2,970; and (ii) tax gross-ups related to both the long-term care insurance and the supplemental long-term disability insurance premiums: Ms. Bebo $2,733; Mr. Buono $2,945; Mr. Fonstad $2,951; Mr. Levonowich $3,622; and Mr. Usher $5,052.
     Under the terms of the 2007 and 2008 grants of tandem stock option/stock appreciation rights, the tandem stock option/stock appreciation rights would become immediately vested and fully exercisable if a Change of Control of ALC, as defined in the award agreements, occurred prior to the expiration of the grants.

COMPENSATION COMMITTEE REPORT
     In accordance with its written Charter adopted by the Board of Directors, the Compensation/Nomination/ Governance Committee has oversight responsibility for compensation matters. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on that review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
     The foregoing report has been approved by all members of the Committee.

Derek H.L. Buntain, Chair Alan Bell Michael J. Spector
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table sets forth securities authorized for issuance under equity compensation plans as of December 31, 2007. As discussed in the Compensation Discussion and Analysis, the performance targets related to the grant of tandem stock options and stock appreciation rights reported in this table were not achieved and the grants expired without becoming exercisable.

	Number of securities		Number of securities remaining
	to be issued upon	Weighted-average	available for future issuance
	exercise of	exercise price of	under equity compensation plans
	outstanding options,	outstanding options,	(excluding securities reflected in
	warrants and rights	warrants and rights	column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	320,000	$11.80	3,680,000

Equity compensation plans not approved by security holders	—	—	—

Total	320,000	$11.80	3,680,000
     The 2006 Omnibus Incentive Compensation Plan was approved by ALC’s sole stockholder prior to ALC’s separation from Extendicare Inc. The plan provides for the grant of equity incentive compensation awards and non-equity incentive compensation awards to ALC directors, officers, employees or consultants (including prospective directors, officers, employees or consultants). The plan provides for the grant of options, stock appreciation rights, restricted stock awards, restricted stock units, performance units, cash incentive awards and other equity-based or equity-related awards. The plan is administered by the Compensation/Nominating/ Governance Committee.
     The aggregate number of shares of our Class A common stock that may be delivered pursuant to awards granted under the plan is 4,000,000, subject to anti-dilution adjustments as provided in the plan. If an award granted under the plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of shares, then the shares covered by the award will again be available to be awarded. In general, if shares are surrendered or tendered in payment of the exercise price of an award or any taxes required to be withheld in respect of an award, the surrendered or tendered shares become available to be awarded under the plan. Unless otherwise specified in the applicable award agreement, options vest and become exercisable in 25% increments on each of the first four anniversaries of the date of grant.
     In the event of a change of control of ALC, unless provision is made in connection with the change of control for assumption, or substitution of, awards previously granted and unless otherwise provided in an award agreement: (i) any options and stock appreciation rights outstanding as of the date the change of control become fully exercisable and vested immediately prior to such change of control; (ii) all performance units and cash incentive awards are paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; and (iii) all other outstanding awards are automatically deemed exercisable or vested and all restrictions and forfeiture provisions lapse.
CERTAIN BUSINESS RELATIONSHIPS; RELATED PERSON TRANSACTIONS
     The Board of Directors recognizes that related person transactions (generally, transactions between an officer or director or members of their immediate families and entities ALC does business with or which own a significant amount of ALC’s voting stock) may raise questions among stockholders as to whether those transactions are consistent with the best interests of ALC and its stockholders. It is ALC’s policy to enter into or ratify a related person transaction only when the Board, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of ALC and its stockholders.
     The Audit Committee has adopted written policies and procedures for the review, approval, or ratification of related person transactions. The Committee reviews the material facts of related person transactions and either approves or disapproves of the entry into the transactions. If advance Committee approval is not feasible, then the transaction may be ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify a transaction, the Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the officer, director or family member interest in the transaction. No director may participate in any discussion or approval of a transaction for which he or she is a related person, except that the director is required to provide all material information concerning the transaction to the Audit Committee. If a transaction is ongoing, the Audit Committee may establish guidelines for ALC’s management to follow in its ongoing dealings with the related person. The Audit Committee has reviewed and pre-approved certain types of related person transactions, including ordinary course compensation of officers and directors, transactions with other companies where the interest of the related person and the size of the transaction are limited, certain charitable transactions, transactions where all stockholders receive proportional rights, and certain banking-related services.
     Other than transactions with Extendicare REIT, a Canadian Real Estate Investment Trust (formerly Extendicare Inc.) (“Extendicare”) discussed below, there were no related person transactions in 2007 that are required to be disclosed under Item 404(a) of Regulation S-K. The written policy discussed above was adopted in connection with ALC becoming a public company and was not in place at the time of the transactions with Extendicare Inc. described below.
     Prior to ALC’s separation from Extendicare, ALC was wholly-owned by Extendicare. Following the separation, none of ALC’s voting stock was owned by Extendicare. The following is a summary description of the agreements between Extendicare and us relating to the separation and our ongoing relationship with Extendicare after the separation. These include: a separation agreement; a tax allocation agreement; a number of transitional services agreements; and a number of operating leases and purchase agreements relating to the transfer by an Extendicare subsidiary, Extendicare Health Services, Inc. (“EHSI”), of assisted living facilities to us. These agreements govern the allocation of assets and liabilities related to our business as well as the ongoing relationship between Extendicare and us after the separation. We and Extendicare have agreed to binding arbitration for any claims arising under these agreements. Also described below are certain asset transfers that occurred in connection with the separation.
     Separation Agreement. The separation agreement sets forth our agreements with Extendicare related to the transfer of assets and the assumption of liabilities necessary to separate our company from Extendicare. It also sets forth indemnification obligations of ALC and Extendicare to each other following the separation.
     Tax Allocation Agreement. The tax allocation agreement governs both our and Extendicare’s rights and obligations after the separation with respect to taxes for both pre- and post-separation periods. Generally, we are required to indemnify Extendicare for any taxes attributable to our operations (excluding the assisted living facilities transferred to us as part of the separation) for all pre-separation periods and Extendicare generally is required to indemnify us for any taxes attributable to its operations (including the assisted living facilities transferred to us as part of the separation) for all pre-separation periods. In addition, Extendicare is liable, and will indemnify us, for any taxes incurred in connection with the separation.
     Under U.S. Federal income tax law, ALC and Extendicare are jointly and severally liable for any taxes imposed on Extendicare for the periods during which ALC was a member of its consolidated group, including any taxes imposed with respect to the disposition of ALC common stock. Extendicare may not have sufficient assets, however, to satisfy any such liability and ALC may not successfully recover from Extendicare any amounts for which ALC is held liable. ALC’s liability for any taxes imposed on Extendicare could materially reduce the price of our common stock.
     Transitional Services Agreements. Following the separation, ALC receives and relies on certain transitional services provided by Extendicare and its subsidiaries, including services related to information technology, payroll and benefits processing, and reimbursement functions. The information technology services include: hosting services for software, messaging, data storage, anti-virus, and identity and access management programs; monitoring and management services for our information technology systems; support services via telephone; and telecommunication services allowing us to maintain and grow our network. In August 2007, ALC discontinued using the information technology services provided by Extendicare. Payroll and benefits processing services include: payroll maintenance and processing services, including related tax and banking matters; general management services for payroll processing, employee benefits and customer service functions; services relating to additions, changes and deletions from employee insurance plans; and services relating to benefit claims and 401(k) and ERISA compliance. These agreements have initial terms of three and five years, respectively, and are terminable by either party upon 90 days notice.
     Transfer of EHSI Assisted Living Operations and Properties to ALC. Immediately prior to ALC’s separation from Extendicare, EHSI owned 31 assisted living residences of which they operated 29, with the remaining two of the assisted living residences owned by EHSI being operated by ALC. In connection with our separation from Extendicare, all of these residences were transferred from EHSI to ALC. The aggregate purchase price for the residences was approximately $68.7 million (exclusive of amounts previously paid in respect of the operations and personal property related to EHSI’s assisted living residences).
     Transfer of Cash, Share Investments and Notes Prior to ALC Separation. Prior to the separation, Extendicare and EHSI made the following capital contributions to ALC: $10.0 million in cash contributed into ALC to establish Pearson Insurance Company, LTD., a wholly owned Bermuda based captive insurance company, to self-insure general and professional liability risks; $4.1 million in cash contributed by EHSI to ALC to fund transaction costs related to the separation; $5.0 million in cash contributed by EHSI to ALC to fund ALC’s purchase of an office building in August 2006; a capital contribution of approximately $22.0 million by EHSI as settlement of the outstanding debt owed by ALC to EHSI; the contribution to ALC of share investments with an aggregate value of $4.4 million; and an $18.0 million cash contribution to equity.

AUDIT COMMITTEE REPORT
     In accordance with its written Charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting, disclosure controls and procedures, and internal control and procedure practices of ALC. While the Audit Committee has oversight responsibility, the primary responsibility for ALC’s financial reporting, disclosure controls and procedures, and internal controls and procedures rests with management, and with ALC’s independent auditors responsible for auditing ALC’s financial statements.
     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Grant Thornton LLP a formal written statement describing all relationships between the auditors and ALC that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the independent auditors’ independence. The Audit Committee also discussed with management, the internal auditors, and the independent auditors the quality and adequacy of ALC’s internal controls and the internal audit group. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risk.
     The Audit Committee discussed and reviewed with Grant Thornton LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.
     The Audit Committee reviewed the audited financial statements of ALC contained in its annual report on Form 10-K for the fiscal year ended December 31, 2007 with management and the independent auditors. Based on this review and discussion with management, the internal auditors and the independent auditors, the Audit Committee recommended to the Board of Directors that ALC’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.
     The foregoing report has been approved by all members of the Audit Committee.

The Audit Committee Malen S. Ng, Chair Alan Bell Jesse C. Brotz Derek H. L. Buntain Charles H. Roadman II, MD
INDEPENDENT AUDITORS
     The Audit Committee retained Grant Thornton LLP (“Grant Thornton”) as independent registered public accountants to audit ALC’s consolidated financial statements for the fiscal year ended December 31, 2007. A representative of Grant Thornton is expected to be present at the annual meeting and will be given the opportunity to make a statement and to respond to questions that may be asked by stockholders.
     The following table summarizes fees for professional services rendered to ALC by Grant Thornton for the fiscal years ended December 31, 2007 and 2006, respectively.

Fees	2007	2006
Audit Fees	$205,829	$150,800
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$205,829	$150,800
     Audit Fees. For the fiscal years ended December 31, 2007 and 2006, the “Audit Fees” reported above were billed by Grant Thornton for professional services rendered for the audit of ALC’s annual financial statements, reviews of ALC’s quarterly financial statements, and for services normally provided by the independent auditors in connection with statutory and regulatory filings and engagements.
     Audit-Related Fees. No “Audit-Related Fees” were billed by Grant Thornton for the fiscal years ended December 31, 2007 and 2006.
     Tax Fees. No “Tax Fees” were billed by Grant Thornton for the fiscal years ended December 31, 2007 and 2006.
     All Other Fees. For the fiscal years ended December 31, 2007 and 2006, there were no other fees billed by Grant Thornton for professional services rendered for assistance not related to Audit Fees, Audit-Related Fees or Tax Fees.
     The audit reports of KPMG on the financial statements of ALC as of and for the years ended December 31, 2005 and 2004 (collectively, the “Prior Fiscal Periods”), did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
     During the (i) Prior Fiscal Periods and (ii) the subsequent interim period through October 16, 2006 (the “Interim Period”), there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement in connection with any of its reports.
     ALC did not consult with Grant Thornton during the Prior Fiscal Periods or the subsequent Interim Period regarding (i) the application of accounting principles to a specific transaction, either completed or proposed or (ii) the type of audit opinion that might be rendered by Grant Thornton on its consolidated financial statements.
Pre-Approval Policy and Independence
     The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services provided by ALC’s independent auditors. Under the policy, the Audit Committee is to specifically pre-approve any recurring audit and audit-related services to be provided during the following fiscal year. The Audit Committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit-related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the Audit Committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting. ALC’s independent auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.
     In accordance with Section 10A of the Securities Exchange Act of 1934, as amended by Section 202 of the Sarbanes-Oxley Act of 2002, ALC is required to disclose the approval by the Audit Committee of the Board of non-audit services performed by ALC’s independent auditors. Non-audit services are services other than those provided in connection with an audit review of the financial statements. During the period covered by this filing, all audit-related fees, tax fees and all other fees, and the services rendered in connection with those fees, as reported in the table shown above, were approved by either ALC’s Audit Committee or, prior to the separation and the formation of ALC’s Audit Committee, Extendicare’s Audit Committee.
     The Audit Committee considered the fact that Grant Thornton did not provide non-audit services to ALC in 2007, which the Committee determined was compatible with maintaining auditor independence.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and the persons who beneficially own more than ten percent of our Class A Common Stock to file reports of ownership and changes in ownership of ALC equity securities with the Securities and Exchange Commission. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2007.
OTHER MATTERS
Additional Matters
     The Board of Directors is not aware of any other matters that will be presented for action at the 2008 annual meeting. Should any additional matters properly come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.
Submission of Stockholder Proposals
     A stockholder who intends to present a stockholder’s proposal at the 2009 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”) must deliver the proposal to ALC no later than December 18, 2008 if such proposal is to be included in ALC’s proxy materials for the 2009 annual meeting.
     A stockholder who intends to present business, other than a stockholder’s proposal pursuant to Rule 14a-8, at the 2009 annual meeting must comply with the requirements set forth in ALC’s bylaws. Among other things, a stockholder must give written notice to the Secretary of ALC not less than 50 days and not more than 75 days prior to the anniversary date of the immediately preceding annual meeting. Since the 2008 annual meeting is scheduled to be held May 5, 2008, ALC must receive written notice of a stockholder’s intent to present business, other than pursuant to Rule 14a-8, at the 2009 annual meeting no sooner than February 19, 2009 and no later than March 16, 2009. If the notice is received after March 16, 2009, then ALC is not required to present such proposal at the 2009 annual meeting because the notice will be considered untimely. If the Board of Directors chooses to present such a stockholder’s proposal submitted after March 16, 2009 at the 2009 annual meeting, then the persons named in proxies solicited by the Board of Directors for such meeting may exercise discretionary voting power with respect to such proposal.

Cost of Proxy Solicitation
     ALC will pay the cost of preparing, printing and mailing proxy materials as well as the cost of soliciting proxies on behalf of the Board. In addition to using mail services, ALC officers and other employees, without additional remuneration, may solicit proxies in person and by telephone, e-mail or facsimile transmission. ALC may retain a professional proxy solicitation firm, and pay such firm its customary fee, to solicit proxies from direct holders and from banks, brokers and other nominees having shares registered in their names that are beneficially owned by others.
Annual Report on Form 10-K
     A copy (without exhibits) of ALC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is being provided with this proxy statement. Pursuant to the rules of the Securities and Exchange Commission, services that deliver ALC’s communications to stockholders who hold their shares through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of ALC’s 2007 Annual Report on Form 10-K and this proxy statement. ALC will provide an additional copy of such Annual Report to any stockholder, without charge, upon written request of such stockholder. Such requests should be addressed to the attention of “Shareholder Relations” at Assisted Living Concepts, Inc., W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051.

By Order of the Board of Directors,

Eric B. Fonstad
Senior Vice President, General Counsel and Secretary

Milwaukee, Wisconsin
April 7, 2008

EXHIBIT A
NOTE: The proposed amendments to the Amended and Restated Articles of Incorporation (and the correction in Section 5.02(e)(ii)) are indicated by striking out words to be removed (~~strike out~~) and double underling words to be added (double underline).
AMENDED AND RESTATED
ARTICLES OF INCORPORTION
OF
ASSISTED LIVING CONCEPTS, INC.
     The corporation was incorporated under the name “Assisted Living Concepts, Inc.” by the filing of its original Articles of Incorporation with the Secretary of State of Nevada on July 19, 1994. These Amended and Restated Articles of Incorporation were duly adopted in accordance with the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes (collectively, the “Nevada Corporation Law” or “NCL”), Sections 390 and 403. The undersigned does hereby certify that the Amended and Restated Articles of Incorporation of the corporation are as follows:
ARTICLE I
NAME
     The name of the corporation is Assisted Living Concepts, Inc. (hereinafter, the “Corporation”).
ARTICLE II
REGISTERED OFFICE
     The address of the Corporation’s registered office in the State of Nevada is The Prentice-Hall Corporation System, Inc., 502 East John Street #E, Carson City, Nevada, 89706. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.
ARTICLE III
PURPOSE
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NCL.
ARTICLE IV
EXISTENCE
     The Corporation shall have perpetual existence.
ARTICLE V
CAPITAL STOCK
     SECTION 5.01. Authorized Shares. (a) The total number of shares of all classes of stock that the

Corporation shall have authority to issue is 500,000,000 shares consisting of:
     (i) 400,000,000 shares of Class A Common Stock, par value of $0.01 per share (the “Class A Stock”);
     (ii) 75,000,000 shares of Class B Common Stock, par value of $0.01 per share (the “Class B Stock” and, together with the Class A Stock, the “Common Stock”); and
     (iii) 25,000,000 shares of Preferred Stock, par value of $0.01 per share (the “Preferred Stock”).
     (b) Subject to Section 5.04(c) of this Article V and in addition to any authority granted to the board of directors of the Corporation (the “Board”) under the NCL (either acting alone or together with approval of the ~~Company~~Corporation‘s Stockholders), the number of authorized shares of any of the Class A Stock, the Class B Stock or the Preferred Stock may be increased or decreased (but not below the number of shares then outstanding), by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 390(2) of the NCL (or any successor provision thereto), and no vote of the holders of any of the Class A Stock, Class B Stock or the Preferred Stock voting separately as a class shall be required therefore. Upon ~~these~~the Amended and Restated Articles of Incorporation filed on October 31, 2006 becoming effective on that date pursuant to Section 403(5) of the NCL (the “Effective Time”), each share of the Corporation’s common stock, par value $0.01 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, ~~shall be~~was automatically reclassified as and converted into shares of Class A Stock and Class B Stock. The number of shares of Class A Stock resulting from such reclassification and conversion ~~shall be~~was equal to the number of shares of Extendicare Inc. Subordinate Voting Shares outstanding as of the Effective Time and the number of shares of Class B Stock resulting from such reclassification and conversion ~~shall be~~was equal to the number of shares of Extendicare Inc. Multiple Voting Shares outstanding as of the Effective Time. Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock ~~shall be~~has been canceled and, upon presentation to the Corporation, ~~be~~was replaced with new stock certificates (the denominations of which ~~shall be~~have been determined in the Corporation’s sole discretion) representing the applicable number of shares of Class A Stock and Class B Stock.
     SECTION 5.02. Common Stock. (a) Except as otherwise provided in these Amended and Restated Articles of Incorporation, the Class A Stock and the Class B Stock shall have the same rights and privileges and shall rank equally and share ratably as to all matters.
     (b) Dividends and Distributions. (i) Subject to Section 5.02(b)(ii), and subject to the provisions of law and the terms of any outstanding Preferred Stock, dividends or other distributions with respect to the Class A Stock and the Class B Stock shall be made in an equal amount per share, at such times and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefore, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series. Dividends and other distributions with respect to the Class A Stock and the Class B Stock shall be payable only when, as and if declared by the Board.
     (ii) Subject to the provisions of law and the terms of any outstanding Preferred Stock, if at any time a dividend or other distribution with respect to the Class A Stock or Class B Stock is to be paid in shares of Class A Stock or Class B Stock or any other securities of the Corporation or any other corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust or legal entity (a “Person”, which term includes the Corporation) (hereinafter sometimes called a “share distribution”), such share distribution shall be declared and paid only as follows:

     (A) in the case of a share distribution consisting of shares of Class A Stock or Class B Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock), the share distribution shall consist of shares of Class A Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock) with respect to shares of Class A Stock and, on an equal per share basis, shares of Class B Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B Stock) with respect to shares of Class B Stock;
     (B) subject to Section 5.02(f) of this Article V, in the case of a share distribution consisting of shares of any class or series of securities of the Corporation other than Class A Stock or Class B Stock (and other than Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock or Class B Stock) or of a Subsidiary of the Corporation, on the basis of a distribution of one class or series of securities with respect to shares of Class A Stock and another class or series of securities with respect to shares of Class B Stock, and the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exchangeable, or which the distributed securities evidence the right to purchase) shall differ with respect to, but solely with respect to, their relative voting rights and related differences in conversion and share distribution provisions, and all such differences shall be identical to the corresponding differences in voting rights, conversion and share distribution provisions between the Class A Stock and the Class B Stock, so as to preserve the relative voting rights of each Class as in effect immediately prior to such share distribution, and such distribution shall be made on an equal per share basis; and
     (C) subject to Section 5.02(f) of this Article V, in the case of a share distribution consisting of shares of any class or series of securities of any Person other than the Corporation or a Subsidiary of the Corporation, on the basis of a distribution of identical securities, on an equal per share basis, with respect to shares of Class A Stock and Class B Stock.
     As used herein, the term “Subsidiary” means, when used with respect to any Person, (i) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the total voting power in the election of directors (“Voting Power”) of all outstanding shares of all classes and series of capital stock of such corporation entitled generally to vote in such election (“Voting Stock”) and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.
     As used herein, the term “Convertible Securities” shall mean any securities of the Corporation (other than any class of Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any class of Common Stock, whether upon conversion, exercise or exchange, pursuant to anti-dilution provisions of such securities or otherwise.
     (c) Subdivision or Combination. If the Corporation shall in any manner subdivide or combine the outstanding shares of Class A Stock or Class B Stock, the outstanding shares of the other class of Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Stock or Class B Stock, as the case may be, that have been subdivided or combined so as to preserve the relative aggregate Voting Power of the outstanding shares of each class and the relative proportion of the equity of the Corporation represented by the outstanding shares of each class and the conversion rights of the outstanding shares of each class, immediately prior to the transaction giving rise to an adjustment pursuant to this paragraph.
     (d) Liquidation, Dissolution, Winding Up. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to any preferential or other amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock then outstanding, the holders of Class A Stock and Class B Stock shall be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably as a single class in proportion to the number of shares held by them.
     (e) Conversion. (i) Each share of Class B Stock may at any time be converted by the record holder thereof into 1.075 fully paid and nonassessable shares of Class A Stock. The conversion right set forth immediately above shall be exercised by the surrender of the certificate representing such share or shares of Class B Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or if an agent for the registration of transfer of shares of Class B Stock is then duly appointed and acting (said agent being hereinafter called the “Transfer Agent”), then at the office of the Transfer Agent, accompanied by a written notice of the election by the record holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder’s duly authorized attorney, and together with any necessary transfer tax stamps or funds therefore, if required. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Class B Stock in the manner provided above, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder thereof, a certificate or certificates representing the number of full shares of Class A Stock issuable upon such conversion, issued in such name or names as such holder may direct. Fractional shares of Class A Stock will not be issued upon such a conversion and the Corporation shall instead pay or cause to be paid to the record holder thereof cash in an amount equal to the fair value of such fractional shares, as determined by the Corporation in its sole discretion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificates representing shares of Class B Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Stock at such time; provided, however, if any such surrender is made on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Stock are to be issued as the record holder or holders thereof shall be treated for all purposes as having become the record holder or holders of such shares immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.
     (ii) Effective immediately upon any transfer of a share of Class B Stock, other than a Permitted Transfer (as defined in Section 5.02(g)(iii) below), such transferred share of Class B Stock shall automatically be converted into 1.075 shares of Class A Stock, without any further action on the part of the Corporation, the transferor, the transferee or any other person or entity, and, upon such transfer, the certificate formerly representing the shares of Class B Stock transferred shall, to the extent of such transfer, represent instead the number of shares of Class A Stock equal to the product of the number of shares of Class ~~A~~B Stock it previously represented and 1.075, less any fractional share resulting therefrom, which shall be deemed cancelled.
     (iii) No retroactive adjustments in respect of dividends or other distributions shall be made upon the conversion of any share of Class B Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Stock, but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable (based on the number of shares of Class B Stock owned) on such share upon the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation’s default in payment of the dividend or other distribution due on such date (provided, however, that if the applicable distribution is a share distribution then the type of security distributed in respect of such share shall be the type that would have been distributed had the conversion been made prior to such record date).
     (iv) The Corporation will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Stock, such number of shares of Class A Stock as shall be issuable upon the conversion of all such outstanding shares; provided, however, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Stock by delivery of purchased shares of Class A Stock which are held in the treasury of the Corporation. All shares of Class A Stock which shall be issued upon conversion of the shares of Class B Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.
     (v) The issuance of certificates for shares of Class A Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.
     (vi) If the Corporation registers the transfer of shares of Class B Stock in a transaction that is not a Permitted Transfer and issued a new certificate representing such shares to any person or entity, such person or entity (or any successive transferee of such certificate) shall surrender such new certificate for cancellation, accompanied by the written notice of conversion required by Section 5.02(e)(i) above, in which case (A) such person, entity or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person, entity or transferee on behalf of such former record holder to convert such shares and to give such notice, (B) the shares of Class B Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person, entity or transferee of the shares of Class A Stock issuable upon conversion and (C) the appropriate entries shall be made on the books of the Corporation to reflect such actions.
     (vii) No one other than those holders in whose names shares of Class B Stock become registered on the original stock ledger of the Corporation by reason of their record ownership of Extendicare Inc. Multiple Voting Shares as of the Effective Time (such holders, the “Original Class B Holders”), or transferees or successive transferees who receive shares of Class B Stock in connection with a Permitted Transfer, shall, by virtue of the acquisition of a certificate for shares of Class B Stock, have the status of an owner or holder of shares of Class B Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Stock.
     (f) Equivalent Consideration. In the event of any merger, consolidation, share exchange, reclassification of the outstanding shares of Class A Stock or Class B Stock or other reorganization to which the Corporation is a party, in which the shares of Class A Stock or Class B Stock will be exchanged for or converted into, or will receive a distribution of, cash or other property or securities of the Corporation or any other Person, each share of Common Stock shall be entitled to receive Equivalent Consideration (as defined herein) on a per share basis. As used herein, the term “Equivalent Consideration” shall mean consideration in the same form, in the same amount and, if applicable, with the same voting rights on a per share basis; provided, (i) that holders of Class B Stock will be entitled to receive consideration on a per share basis in excess of that received by holders of Class A Stock in an amount equal to the consideration received by holders of Class A Stock times 1.075 and (ii) that, in the event that securities of the Corporation (or any surviving entity or any direct or indirect parent of the surviving entity) are to be issued or paid with respect to shares of Class A Stock or Class B Stock in a Control Transaction, then such securities shall only be issued or paid on the basis of one class or series of securities with respect to shares of Class A Stock and another class or series of securities with respect to shares of Class B Stock, and such securities (and, if applicable, the securities into which such securities are convertible, or for which they are exchangeable, or which they evidence the right to purchase) shall differ with respect to, but solely with respect to, their relative voting rights and related differences in conversion and share distribution provisions, and all such differences shall be identical to the corresponding differences in voting rights, conversion and share distribution provisions in this Article V, between the Class A Stock and the Class B Stock, so as to preserve the relative voting rights of each Class as in effect immediately prior to such transaction. As used herein, the term “Control Transaction” shall mean any merger, consolidation, share exchange, reclassification or other reorganization to which the Corporation is a party in which the holders of Common Stock of the Corporation immediately prior to consummation of such transaction continue to hold at least a majority of the equity or Voting Power in the Corporation (or any surviving entity or any direct or indirect parent of the surviving entity) immediately after consummation of such transaction.
     (g) Transfer Restrictions. Shares of Common Stock may be ~~Transferred~~transferred only in accordance with the provisions of this Section 5.02(g).
     (i) Shares of Class A Stock ~~may be Transferred~~and, subject to Sections 5.02(g)(ii) and (iii) below, shares of Class B Stock may be transferred by the record holder thereof to any other person or entity without any restriction imposed by these Amended and Restated Articles of Incorporation.
     (ii) Shares of Class B Stock may not be Transferred except in a Permitted Transfer. A holder of shares of Class B Stock or a Person that indirectly Beneficially Owns shares of Class B Stock that desires to Transfer any of such interest therein, in a transaction that is not a Permitted Transfer, must first convert such shares of Class B Stock into shares of Class A Stock pursuant to Section 5.02(e) above. In the event of a Transfer of Class B Stock in a transaction that is not a Permitted Transfer, each such ~~shares~~Transferred share of Class B Stock shall automatically be converted into 1.075 shares of Class A Stock, as provided by Section 5.02(e)(ii) above.
     (iii) Shares of Class B Stock may be Transferred without any restriction imposed by these Amended and Restated Articles of Incorporation (i) from Extendicare Health Services, Inc. to Extendicare Inc., (ii) from Extendicare Inc. to its shareholders pursuant to a Plan of Arrangement affecting Extendicare Inc. and its shareholders under the Canada Business Corporations Act, as approved by the Ontario Superior Court of Justice on October 24, 2006, and (iii) to an Eligible Transferee (each, a “Permitted Transfer”).
     For purposes of Sections 5.02(g)(ii) and (iii):
     (A) “Transfer” means a direct assignment, sale, transfer or divestiture (whether voluntary, conditional, contingent or otherwise) of Beneficial Ownership of shares of Class B Stock or the indirect assignment, sale, transfer or divestiture (whether voluntary, conditional, contingent or otherwise) of Beneficial Ownership of shares of Class B Stock in any manner including by way of a merger, consolidation, corporate reorganization, share exchange, recapitalization or issuance of shares or the transfer of securities of an entity that has a direct or indirect interest in the shares of Class B Stock which as a consequence thereof there has been a change of Beneficial Ownership in such shares. A change in Beneficial Ownership of shares of Class B Stock shall not be deemed to have occurred, and therefore no Transfer will have occurred, where after, or as a result of, any transaction, the shares of Class B Stock involved are or remain Beneficially Owned directly or indirectly by an Eligible Transferee. Transfer shall not mean the granting of any security interest in the shares of Class B Stock or the securities of an entity that directly or indirectly Beneficially Owns the shares of Class B Stock provided however any realization of such security interest shall be a Transfer unless such security interest is held by an Eligible Transferee. “Transferred” has the corresponding meaning.
     (B) “Eligible Transferee” means: (i) in the case of an individual, an individual who is a Family Member; (ii) in the case of a corporation, a corporation ~~all~~a majority of the voting common shares of which are Beneficially Owned directly or indirectly by or for the benefit of Family Members; (iii) in the case of a trust, a trust in which ~~all~~a majority in interest of the beneficiaries are Family Members; (iv) in the case of a partnership, a partnership of which ~~all~~a majority of the partners are Family Members; (v) a person or entity which is a voting common equity security holder of an entity that Beneficially ~~Owns~~Owned shares of Class B Stock on the Effective Date ~~in respect of the Transfer of~~where the person or entity acquires the shares of Class B Stock from such entity, or an entity which is ~~wholly~~majority owned by the Beneficial Owner of shares of Class B Stock ~~in respect of a Transfer from such owner to such entity provided in each case that there is no change of Beneficial Ownership of the shares of Class B Stock~~where the entity acquires the Class B Stock from such Beneficial Owner.
     (C) “Family Member” means the descendants and their spouses, including former and surviving spouses, of one of the following clauses: (i) R.A. Jodrey or (ii) C.F.W. Burns or (iii) an individual who on the Effective Date is either a registered holder of shares of Class B Stock or a Beneficial Owner of shares of Class B Stock and in each case the executors, administrators, trustees or legal representatives of such individual’s estate. For greater certainty, a Family Member described in clauses (i), (ii) or (iii) of this clause (~~c~~C) may only Transfer to another Family Member described in the same clause.
     (D) “Beneficial Ownership” has the meaning under Rule 13d-3 of the Securities Exchange Act of 1934 and “Beneficially Owned” or “Beneficially Owns” has a corresponding meaning.
     (E) “Effective Date” means November 10, 2006, which was the first date on which the shares of Class A Stock ~~are~~were listed on the New York Stock Exchange.
     (iv) Shares of Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation or the Transfer Agent (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the certificate for such shares, in proper form for transfer, and accompanied by all requisite stock transfer tax stamps and, with respect to a transfer of shares of Class B Stock, an affidavit setting forth sufficient facts to establish to the Corporation’s reasonable satisfaction that such transfer is a Permitted Transfer. Any such affidavit shall be executed by the record holder thereof (or, with respect to a Permitted Transfer described in Section 5.02(g)(iii), by such successor in interest), and verified as of a date not earlier than five days prior to the date of delivery thereof (where such record holder is a corporation, partnership, limited liability company or trust, such verification shall be by an officer of the corporation, a general partner of the partnership, a manager or officer of the limited liability company or a trustee of the trust, as the case may be).
     (v) Every certificate representing shares of Class B Stock shall bear a legend on the reverse thereof reading as follows:
“The shares of Class B Common Stock represented by this certificate may not be transferred to any person or entity in connection with a transaction that is not a “Permitted Transfer,” as such term is defined in Section 5.02(g) of ARTICLE V of the Amended and Restated Articles of Incorporation of this Corporation. No person or entity who receives such shares in connection with a transfer (other than such a “Permitted Transfer”) is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at such time and in the manner set forth in Section 5.02(e)(i) of ARTICLE V of the Amended and Restated Articles of Incorporation convert such shares of Class B Common Stock into 1.075 shares of Class A Common Stock for purposes of effecting the sale or other disposition of such shares of Class A Common Stock to any person or entity. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing.”
     (vi) In the event that the Board of the Corporation (or any committee of the Board, or any officer of the Corporation, designated for the purpose by the Board) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Stock when presented for transfer, that such shares of Class B Stock have been registered in violation of the provisions of this Section 5.02(g), or shall determine that a person or entity is enjoying for his, her or its own benefit the special rights and powers of shares of Class B Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances.
     (h) In connection with any conversion of shares of Class B Stock into shares of Class A Stock pursuant to Section 5.02(e) (whether optional or automatic), any transfer of shares of Common Stock pursuant to Section 5.02(g), or the making of any determination required by such Section 5.02(e) or Section 5.02(g):
     (i) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for issuing shares of Class A Stock upon such conversion, for registering such transfer or for making such determination has substantial reason to believe, or unless the Board (or a committee of the Board designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document executed in connection therewith is incomplete or incorrect in any material respect or that an investigation into the facts relating thereto is otherwise warranted, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and
     (ii) to the fullest extent permitted by law, neither the Corporation, nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted to be taken.
     (i) The Class A Stock and the Class B Stock are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of this Article V.
     SECTION 5.03. Preferred Stock. Subject to Section 5.04(c) of this Article V, the Board is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
     SECTION 5.04. Stockholder Voting. (a) Except as otherwise provided in these Amended and Restated Articles of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Class A Stock and the holders of any outstanding shares of Class B Stock shall vote together without regard to class, and every holder of the outstanding shares of Class A Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Class A Stock standing in such holder’s name and every holder of the outstanding shares of Class B Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Stock standing in such holder’s name.
     (b) In addition to any other vote required hereunder or by applicable law, the affirmative vote of the holders of a majority of the Voting Power of all outstanding shares of Class A Stock, voting separately as a class, shall be required for any amendment, alteration, change or repeal of Sections 5.02(a), (b), (c), (d), (e), (f) or (i) of Article V, other than any amendment to Section 5.02(f) that is approved by the requisite vote of the holders of Class B Stock and provides for holders of Class B Stock to be offered or paid securities in a Control Transaction that either have lesser voting rights than the shares of Class B Stock or that do not differ in any respect from the securities to be offered or paid with respect to shares of Class A Stock and does not otherwise affect the consideration to be offered or paid with respect to shares of Class A Stock.
     (c) For so long as shares of Class B Stock are outstanding, and notwithstanding anything herein to the contrary, in addition to any other vote required hereunder or by applicable law, the affirmative vote of the holders of a majority of the Voting Power of all outstanding shares of Class B Stock, voting separately as a class, shall be required (i) for the authorization or issuance by the Corporation of shares of Class B Stock (other than pursuant to any dividend or other distribution payable in shares of Class B Stock pursuant to Section 5.02(b)(ii)(A) of this Article V) or the authorization or issuance by the Corporation of any securities convertible into or exchangeable for shares of Class B Stock, or options, warrants or other rights to acquire shares of Class B Stock or any securities convertible into or exchangeable for shares of Class B Stock, (ii) for the authorization or issuance by the Corporation of shares of any series or class of capital stock (other than Class A Stock or Class B Stock) having more than one vote per share or having any right to elect directors voting as a separate class or any class voting or consent rights, in each case other than as required by applicable law or the rules or regulations of any stock exchange upon which such series or class of capital stock is to be listed for trading (“Special Vote Stock”), or securities convertible into or exchangeable for shares of Special Vote Stock, or options, warrants or other rights to acquire shares of Special Vote Stock or any securities convertible into or exchangeable for shares of Special Vote Stock and (iii) for any amendment, alteration, change or repeal of any provision of these Amended and Restated Articles of Incorporation setting forth any of the rights, powers or preferences of the Class A Stock or Class B Stock (including Section 5.02 of this Article V).
ARTICLE VI
BOARD OF DIRECTORS
     SECTION 6.01. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board, the exact number of directors comprising the entire Board to be not less than 3 nor more than 17 (subject to any rights of the holders of Preferred Stock to elect additional directors under specified circumstances) as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board. As used in these Amended and Restated Articles of Incorporation, the term “entire Board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships. Directors shall be elected at each annual meeting of stockholders, and each director elected shall hold office until such director’s successor has been elected and qualified, subject, however, to earlier death, resignation or removal from office. In the interim between elections of directors by stockholders entitled to vote, all vacancies (including vacancies caused by an increase in the number of directors or resulting from the removal of directors by the stockholders entitled to vote) shall be filled by the remaining directors, though less than a quorum.
     SECTION 6.02. Advance Notice of Nominations. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.
     SECTION 6.03. Limitation on Personal Liability. (a) The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NCL.
     (b) The Corporation shall, to the fullest extent permitted by the NCL, indemnify and hold harmless its directors, officers, employees and agents under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, insurance, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
ARTICLE VII
BYLAWS
     In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any Bylaws. Notwithstanding any other provision of these Articles of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by these Articles of Incorporation or by a certificate of designations, the affirmative vote of the holders of a majority of the total voting power of the Voting Stock, voting together as a single class, shall be required for the stockholders of the Corporation (but, for clarity, such approval shall not be required with respect to alternatives, amendments or repeals by the Board) to alter, amend or repeal any provision of the Bylaws, or to adopt any new Bylaw; provided, however, that at least 80% of the total voting power of the Voting Stock, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any Bylaw inconsistent with, the following provisions of the Bylaws: Sections 2, 3, 4, 5, 6, and 7 of Article II; Sections 1, 2 and 5 of Article III; Article VIII and Section 1(b) of Article IX, or, in each case, any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Bylaw).
ARTICLE VIII
STOCKHOLDER MATTERS
     SECTION 8.01. Meetings of Stockholders. Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the NCL) outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.
     SECTION 8.02. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only at the request in writing of a majority of the Board.
     SECTION 8.03. Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, unless such consent is unanimous.
     SECTION 8.04. Advance Notice Requirements. Advance notice of any stockholder proposal for action to be taken at an annual or special meeting of stockholders shall be given in the manner and to the extent provided in the Bylaws.
ARTICLE IX
CERTAIN NEVADA LAW PROVISIONS
     SECTION 9.01. Business Combination Provisions. The Corporation hereby expressly elects not to be governed by Section 411 to Section 444 of the NCL (NRS 78.411 to 78.444), inclusive, or any successor provisions thereto.
     SECTION 9.02. Control Share Provisions. The provisions of Section 378 to 3793 of the NCL (NRS 78.378 to 78.3793), or any successor provisions thereto, shall not apply to the Corporation or to any acquisition of a controlling interest by any current or future holder of Common Stock or Preferred Stock of the Corporation.
ARTICLE X
AMENDMENTS
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the Voting Power of the outstanding Voting Stock shall be required to amend, alter, change or repeal Section 6.02 of Article VI, Article VII, Article VIII or this Article X.
ARTICLE XI
CERTAIN PRE-SEPARATION AGREEMENTS
     No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between the Corporation or any of its Subsidiaries, on the one hand, and Extendicare Inc. (or any successor thereto) or any of its Subsidiaries, on the other hand, before the Corporation ceased to be a Subsidiary of Extendicare Inc. or the subsequent performance thereof by the Corporation or any of its Subsidiaries shall be void or voidable or be considered unfair to the Corporation or any of its Subsidiaries for the reason that Extendicare Inc. (or any successor thereto) is a party thereto, or because any officer, director or employee of

Extendicare Inc. (or any successor thereto) is a party thereto, or because any officer, director or employee of Extendicare Inc. (or any successor thereto) was present at or participated in any meeting of the Board, or committee thereof, of the Corporation, or the board of directors, or committee thereof, of a Subsidiary of the Corporation, that authorized the contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. No such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or the subsequent performance thereof by the Corporation or any of its Subsidiaries shall be considered to be contrary to any fiduciary duty owed to the Corporation or any Subsidiary of the Corporation or to any of their respective stockholders by Extendicare Inc. (or any successor thereto) or any of its Subsidiaries or by any of their officers, directors or employees (including any officer, director or employee of the Corporation who may have been an officer, director or employee of Extendicare Inc. or its Subsidiaries) and each such officer, director or employee shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and its Subsidiaries, and shall be deemed not to have breached his or her duties of loyalty to the Corporation or its Subsidiaries and their respective stockholders, and not to have derived an improper personal benefit therefrom. No officer, director or employee of the Corporation or its Subsidiaries shall have or be under any fiduciary duty to the Corporation or its Subsidiaries or its stockholders to refrain from acting on behalf of any such Corporation or Subsidiary in respect of any such contract, agreement, arrangement or transaction (or the amendment, modification, or termination thereof) or to refrain from performing any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) in accordance with its terms.
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EXHIBIT B
ASSISTED LIVING CONCEPTS, INC.
2006 OMNIBUS INCENTIVE COMPENSATION PLAN
Effective October 31, 2006
     SECTION 1. Purpose. The purpose of this Assisted Living Concepts, Inc. 2006 Omnibus Incentive Compensation Plan is to promote the interests of Assisted Living Concepts, Inc., a Nevada corporation (the “Company”), and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.
     SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:
     “Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case following the Initial Distribution and as otherwise determined by the Committee.
     “Award” means any award that is permitted under Section 6 and granted under the Plan.
     “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.
     “Board” means the Board of Directors of the Company.
     “Cash Incentive Award” shall have the meaning specified in Section 6(f).
     “Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events, not including any events occurring prior to or in connection with the Initial Distribution (including the occurrence of such Initial Distribution):
     (i) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company to a person that is not an Affiliate of the Company (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) all or substantially all the persons who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that as a result of such transaction directly or indirectly owns the Company or all or substantially all the Company’s assets) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the

Continuing Company that such beneficial owners hold immediately following the consummation of such Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity (other than the Company) involved in or forming part of such Reorganization or Sale), (2) no Person (excluding (x) any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or its Affiliates, (y) Scotia and (z) the Company and its Affiliates) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the outstanding voting securities of the Continuing Company immediately following the consummation of such Reorganization or Sale and (3) immediately following the consummation of such Reorganization or Sale, at least a majority of the members of the board of directors (or equivalent body) of the Continuing Company are Incumbent Directors;
     (ii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (i) above that does not otherwise constitute a Change of Control; or
     (iii) any Person or “group” (as used in Section 14(d)(2) of the Exchange Act) (excluding (x) any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or its Affiliates, (y) Scotia and (z) the Company and its Affiliates) becomes the beneficial owner, directly or indirectly, of Company Voting Securities representing 20% or more of the combined voting power of the then outstanding Company Voting Securities; provided, however, that, for purposes of this subparagraph (iv), no acquisition of Company Voting Securities (x) directly from the Company or (y) by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or its Affiliates shall constitute a Change of Control.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
     “Committee” means the Compensation/ Nominating/ Governance committee of the Board, or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.
     “EBITDA” means earnings before interest, taxes, depreciation and amortization.
     “Effective Date” has the meaning assigned thereto in the Arrangement Agreement, dated as of September 12, 2006, among Extendicare Real Estate Investment Trust, the Company and the other parties thereto.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.
     “Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.
     “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

     “Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.
     “Independent Director” means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.
     “Initial Distribution” means the issuance of shares of Class A common stock and Class B common stock of the Company to the holders of Extendicare Inc. Subordinate Voting Shares and Multiple Voting Shares, respectively, on the Effective Date pursuant to the Plan of Arrangement to be filed by Extendicare Inc. with Canadian authorities in connection with, among other things, the Company’s separation from Extendicare Inc.
     “IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.
     “Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 and (b) is not an Incentive Stock Option.
     “NYSE” means the New York Stock Exchange or any successor thereto.
     “Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.
     “Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).
     “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(i).
     “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.
     “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, a portion or none of the Award has been earned for the Performance Period.
     “Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
     “Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.
     “Performance Unit” means an Award under Section 6(e) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares),

which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.
     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or a government agency or political subdivision thereof or any other entity.
     “Plan” means this Assisted Living Concepts, Inc. 2006 Omnibus Incentive Compensation Plan, as in effect from time to time.
     “Restricted Share” means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.
     “RSU” means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.
     “Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
     “SAR” means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.
     “Scotia” means, collectively, Scotia Investments Limited, Minas Basin Creditco Limited, Parrsboro Lumber Company, Minas Basin Investments and BH Investments Limited, and any Person who would be deemed the same “person” as any such entity for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable or who is directly or indirectly controlled by members of the family of the late R.A. Jodrey.
     “SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
     “Shares” means shares of Class A common stock of the Company, $0.01 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).
     “Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.
     “Substitute Awards” shall have the meaning specified in Section 4(c).
     SECTION 3. Administration.
     (a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that after the date of the consummation of the Initial Distribution, to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE.
     (b) Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
     (c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.
     (d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Amended and Restated Articles of

Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Amended and Restated Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
     (e) Delegation of Authority to Senior Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.
     (f) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.
     SECTION 4. Shares Available for Awards; Other Limits.
     (a) Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 4,000,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 4,000,000, provided that each such number of Shares shall automatically be adjusted to take into account any stock distribution or stock split that occurs in connection with the Initial Distribution. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan. Subject to adjustment as provided in Section 4(b), (i) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 200,000, provided that such number of Shares shall automatically be adjusted to take into account any stock distribution or stock split that occurs in connection with the Initial Distribution, and (ii) the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards to any Participant in any fiscal year of the Company shall be $2,000,000.
     (b) Adjustments for Changes in Capitalization and Similar Events. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (i) in such manner as it may deem equitable or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4(a) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price with respect to any Award, (ii) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
     (c) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.
     (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
     SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.
     SECTION 6. Awards.
     (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi)  Cash Incentive Awards and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.
     (b) Options.
     (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.
     (ii) Exercise Price. Except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
     (iii) Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-fourth of the Shares subject to such Options on each of the first four anniversaries of the date of grant. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Section 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.
     (iv) Payment.
(A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest) or (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld.

(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.
     (v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) 90 days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.
     (c) SARs.
     (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.
     (ii) Exercise Price. Except as otherwise established by the Committee at the time a SAR is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.
     (iii) Exercise. A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.
     (iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.
     (d) Restricted Shares and RSUs.
     (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.
     (ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that

Restricted Shares and RSUs may be transferred by the Participant. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.
     (iii) Payment/Lapse of Restrictions. Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for the restrictions applicable thereto to lapse.
     (e) Performance Units.
     (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted and the terms and conditions thereof.
     (ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant.
     (iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.
     (iv) Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.
     (f) Cash Incentive Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.
     (g) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. If such an Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(i) must be satisfied in order for a Participant to be entitled to payment.
     (h) Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option, SAR or Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.
     (i) Performance Compensation Awards.
     (i) General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(i).
     (ii) Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(i). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.
     (iii) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the types of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goals, the kinds and levels of the Performance Goals that are to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
     (iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goals shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including EBITDA), (C) operating income, (D) earnings per share, (E) return on stockholders’ equity, (F) return on investment or capital, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability and profit margins (including EBITDA margins), (K) market share, (L) revenues or sales (based on units or dollars), (M) costs, (N) cash flow, (O) working capital and (P) project completion time and budget goals. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.
     (v) Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.
     (vi) Payment of Performance Compensation Awards.
     (A) Condition to Receipt of Payment. A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of a Performance Period for which a Performance Compensation Award is made or to the designee or estate of a Participant who has died prior to the last day of a Performance Period.
     (B) Limitation. A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goals for such period are achieved and certified by the Committee in accordance with Section 6(i)(vi)(C) and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.
     (C) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(i)(vi)(D).

     (D) Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained.
     (E) Timing of Award Payments. The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(i)(vi)(C), unless the Committee shall determine that any Performance Compensation Award shall be deferred.
     (F) Discretion. In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.
     SECTION 7. Amendment and Termination.
     (a) Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a stockholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a) or (ii) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.
     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary.
     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.
     SECTION 8. Change of Control. Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.
     SECTION 9. General Provisions.
     (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.
     (b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
     (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (d) Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.
     (e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.
     (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
     (g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
     (h) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
     (i) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws provisions thereof.
     (j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.
     (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
     (m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     (n) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.
     (o) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.
     (p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     SECTION 10. Term of the Plan.
     (a) Effective Date. The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders; provided, however, that no Incentive Stock Options may be granted under the Plan unless it is approved by the Company’s stockholders within twelve (12) months before or after the date the Plan is adopted by the Board.

     (b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.
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Proxy — Assisted Living Concepts, Inc.
W140 N8981 Lilly Road
Menomonee Falls, Wisconsin 53051
(262) 257-8888
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
David J. Hennigar and Melvin A. Rhinelander, or either of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders (the “Meeting”) of Assisted Living Concepts, Inc. (the “Company”) to be held at W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051 on Monday, May 5, 2008 at 4:00 p.m. CDT, and to vote the number of shares which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Meeting and any and all adjournments or postponements thereof, all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.
This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, then the Proxy will be voted FOR the election of all the nominees listed and FOR Proposals 2 and 3.
(Continued, and to be signed on the reverse side.)

Annual Meeting Proxy Card
A. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of nine directors to serve one-year terms to expire at the 2009 annual meeting of stockholders:

01 - Laurie A. Bebo	02 - Alan Bell	03 - Jesse C. Brotz
04 - Derek H. L. Buntain	05 - David J. Hennigar	06 - Malen S. Ng
07 - Melvin A. Rhinelander	08 - Charles H. Roadman II, MD	09 - Michael J. Spector

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain
Your vote is very important. Whether or not you attend the Meeting, please take the time to vote your shares by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided (or, if applicable, by following the instructions supplied to you by your bank or brokerage firm for voting by telephone or via the Internet). You retain the right to revoke the proxy at any time before it is actually voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting.
2. Amendment and Restatement of Amended and Restated Articles of Incorporation (Combined Class A and Class B vote; Class B vote separately as a class).	☐	☐	☐
3. Approval of 2006 Omnibus Incentive Compensation Plan.	☐	☐	☐

B. Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.